Exhibit 4.8

CONFORMED COPY

SECOND AMENDMENT AND RESTATEMENT AGREEMENT

dated 16 February 2004

INMARSAT GROUP HOLDINGS LIMITED
as the Company

BARCLAYS BANK PLC
as Senior Agent

THE BANK OF NEW YORK
as High Yield Notes Trustee

and

INMARSAT FINANCE PLC
as High Yield Notes Issuer

RELATING TO AN INTERCREDITOR AGREEMENT DATED

10 October 2003

as amended and restated pursuant to an
Amendment and Restatement Agreement dated 12 December 2003

Ref: NMS/JUSD/LZH

CONTENTS

CLAUSE

1.	Definitions and interpretation

2.	Conditions precedent

3.	Representations

4.	Amendment

5.	Accession

6.	Transaction expenses

7.	Miscellaneous

8.	Governing law

THE SCHEDULES

SCHEDULE

SCHEDULE 1 Conditions precedent

SCHEDULE 2 Form of Amended Agreement

i

THIS AGREEMENT is dated 16 February 2004 and made between:

(1)         INMARSAT GROUP HOLDINGS LIMITED, a company incorporated in England and Wales with registered number 4886072 (the “Company”);

(2)         BARCLAYS BANK PLC as agent of the Senior Finance Parties (the “Senior Agent”);

(3)         THE BANK OF NEW YORK as High Yield Notes Trustee (the “High Yield Notes Trustee”); and

(4)         INMARSAT FINANCE PLC, a company incorporated in England and Wales with registered number 4930309 as High Yield Notes Issuer (the “High Yield Notes Issuer”).

IT IS AGREED as follows:

1.           DEFINITIONS AND INTERPRETATION

1.1         Definitions

In this Agreement:

“Amended Agreement” means the Original Intercreditor Agreement, as amended and restated in the form set out in Schedule 2 (Form of Amended Agreement).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London.

“Effective Date” means the date of the notification by the Senior Agent under Clause 2 (Conditions precedent).

“Original Intercreditor Agreement” means the Intercreditor Agreement dated 10 October 2003 between the Company, the Original Obligors, Barclays Bank PLC (as Senior Agent and Security Agent), Credit Suisse First Boston (as Bridge Agent) and Barclays Bank PLC (as Issuing Bank) and certain other entities (as detailed on page 1 of the Original intercreditor Agreement) as amended and restated pursuant to an amendment and restatement agreement dated 12 December 2003.

1.2         Incorporation of defined terms

(a)         Unless a contrary indication appears, a term defined in the Original Intercreditor Agreement has the same meaning in this Agreement.

(b)         The principles of construction set out in the Original Intercreditor Agreement shall have effect as if set out in this Agreement.

1.3         Clauses

In this Agreement any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause of or a Schedule to this Agreement.

1.4         Third Party Rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.5         Designation

(a)         In accordance with the Senior Facility Agreement, each of the Company and the Senior Agent designate this Agreement as a Senior Finance Document;

(b)         This Agreement is designated a High Yield Finance Document.

1

1.6         Acknowledgement

(a)         The Company executes this Agreement for itself and for the Obligors in accordance with Clause 2.3 (Company as Obilgor’s agent) and paragraph (a) of Clause 38.1 (Required consents) of the Senior Facility Agreement.

(b)         The Senior Agent executes this Agreement in its capacity as Senior Agent and for and on behalf of the Senior Finance Parties in accordance with paragraph (b) of Clause 38.1 (Required consents) of the Senior Facility Agreement.

2.           CONDITIONS PRECEDENT

The provisions of Clause 4 (Amendment) shall be effective only if the Senior Agent has received all the documents and other evidence listed in Schedule 1 (Conditions precedent) in form and substance satisfactory to the Senior Agent. The Senior Agent shall notify the Company, the High Yield Notes Trustee and each other Senior Finance Party promptly upon being so satisfied.

3.           REPRESENTATIONS

The representations required to be made pursuant to Clause 10.1 (Representations of each Party) of the Original Intercreditor Agreement are made, by reference to the facts and circumstances then existing:

(a)            on the date of this Agreement; and

(b)           on the Effective Date,

but as if references in Clause 10.1 (Representations of each Party) of the Original Intercreditor Agreement were instead to this Agreement and, on the Effective Date, to the Amended Agreement.

4.           AMENDMENT

4.1         Amendment

With effect from the Effective Date the Original Intercreditor Agreement shall be amended and restated in the form set out in Schedule 2 (Form of Amended Agreement).

4.2         Continuing obligations

The provisions of the Original Intercreditor Agreement and the other Senior Finance Documents,  Bridge Finance Documents and High Yield Finance Documents shall continue in full force and effect as amended by this Agreement.

5.           ACCESSION

5.1         High Yield Notes Trustee

(a)         The High Yield Notes Trustee agrees to be bound by the Amended Agreement as the High Yield Notes Trustee.

(b)         The High Yield Notes Trustee’s administrative details are as follows:

Address:	The Bank of New York
One Canada Square
London, E14 5AL
United Kingdom

Fax No:	+44 20 7964 6399

Attention:	Corporate Trust Administration

2

5.2         High Yield Notes Issuer

(a)         The High Yield Notes Issuer agrees to be bound by the Amended Agreement as the High Yield Notes Issuer.

(b)         The High Yield Notes Issuer’s administrative details are as follows:

Address:	Inmarsat Finance PLC
99 City Road
London, EC1Y 1AX
United Kingdom

Fax No:	+44 20 7728 1602

Attention:	Company Secretary

6.           TRANSACTION EXPENSES

The Company shall within three Business Days of demand reimburse the Senior Agent and the High Yield Notes Trustee for the amount of all costs and expenses (including reasonable legal fees) incurred by the Senior Agent and the High Yield Notes Trustee, as applicable, in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

7.           MISCELLANEOUS

7.1         Incorporation of terms

The provisions of Clause 32 (Changes to the Parties), Clause 33 (Notices) and Clause 38 (Enforcement) of the Original Intercreditor Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” are references to this Agreement.

7.2         Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

8.           GOVERNING LAW

This Agreement is governed by English law.

This Agreement has been entered into as a deed on the date stated at the beginning of this Agreement.

3

SCHEDULE 1

CONDITIONS PRECEDENT

1.           Obligors

A copy of the constitutional documents of each Obligor or a certificate of an authorised signatory of each relevant Obligor certifying that the constitutional documents previously delivered to the Senior Agent and Bridge Agent for the purposes of the Senior Facility Agreement and Bridge Facility Agreement have not been amended and remain in full force and effect.

2.           Other documents and evidence

Evidence that the costs and expenses then due from the Company pursuant to Clause 6 (Transaction expenses) have been paid.

4

SCHEDULE 2

FORM OF AMENDED AGREEMENT

INTERCREDITOR AGREEMENT

(as amended and restated pursuant to an amendment and restatement agreement
dated                    2004)

dated 10 October 2003

DUCHESSGROVE LIMITED
as the Company

THE COMPANIES NAMED IN SCHEDULE 1
as Original Obligors

BARCLAYS BANK PLC
as Senior Agent and Security Agent

CREDIT SUISSE FIRST BOSTON
as Bridge Agent

BARCLAYS BANK PLC
as Issuing Bank

and

CERTAIN OTHER ENTITIES
as Senior Lenders, Hedging Banks, Bridge Lenders, High Yield Notes Trustee, High Yield
Notes Issuer, Subordinated Preference Certificates Holders, Investors, Intercompany Lenders,
Intercompany Borrowers

Ref:NMS/JUSD

5

CONTENTS

CLAUSE

1.	Definitions and interpretation
2.	Ranking
3.	Senior Debt
4.	Hedging Debt
5.	Bridge Debt
6.	High Yield Notes Debt
7.	Subordinated Preference Certificates Debt
8.	Investor Debt
9.	Intercompany Debt
10.	Representations
11.	Undertakings of the Obligors
12.	Permitted Payments
13.	Suspension of Permitted Payments
14.	Turnover of Non-Permitted Payments
15.	Subordination on insolvency
16.	Failure of trusts
17.	Report Recoveries
18.	Protection of subordination
19.	Priority
20.	Restrictions on enforcement
21.	Permitted enforcement
22.	Application of recoveries
23.	Enforcement of Security
24.	Option to purchase
25.	Preservation of Debt
26.	Sharing among the Secured Parties and High Yield Notes Finance Parties
27.	Subrogation
28.	Role of the Security Agent
29.	Information
30.	Power of attorney
31.	Expenses
32.	Changes to the Parties
33.	Notices
34.	Partial invalidity
35.	Remedies and waivers
36.	Counterparts
37.	Governing law
38.	Enforcement

i

THE SCHEDULES

ii

THIS AGREEMENT is dated 10 October 2003 and made between:

(1)                            DUCHESSGROVE LIMITED, a company incorporated in England and Wales with registered number 4886072 (the “Company”);

(2)                            THE SUBSIDIARIES of the Company listed in Schedule 1 as original borrowers (the “Original Borrowers”);

(3)                            THE SUBSIDIARIES of the Company listed in Schedule 1 as original guarantors (the “Original Guarantors”);

(4)                            THE SENIOR LENDERS (as defined below);

(5)                            BARCLAYS BANK PLC as agent of the other Senior Finance Parties (the “Senior Agent”);

(6)                            BARCLAYS BANK PLC as security trustee and security agent for the Secured Parties (the “Security Agent”);

(7)                            BARCLAYS BANK PLC as issuer of letters of credit (the “Issuing Bank”);

(8)                            THE FINANCIAL INSTITUTIONS (if any) listed in Schedule 2 as original hedging banks (the “Original Hedging Banks”);

(9)                            THE BRIDGE LENDERS (as defined below);

(10)                      CREDIT SUISSE FIRST BOSTON as agent of the other Bridge Finance Parties (the “Bridge Agent”);

(11)                      THE TRUSTEE FOR THE HIGH YIELD NOTEHOLDERS in its capacity as the High Yield Notes Trustee, on its accession to this Agreement (the “High Yield Notes Trustee”);

(12)                      THE HIGH YIELD NOTES ISSUER on its accession to this Agreement (the “High Yield Notes Issuer”);

(13)                      THE SUBORDINATED PREFERENCE CERTIFICATES HOLDERS (as defined below);

(14)                      THE INVESTORS listed in Schedule 3 as original investors (the “Original Investors”);

(15)                      THE SUBSIDIARIES of the Company listed in Schedule 4 as original intercompany lenders (the “Original Intercompany Lenders”); and

(16)                      THE SUBSIDIARIES of the Company listed in Schedule 4 as original intercompany borrowers (the “Original Intercompany Borrowers”).

IT IS AGREED as follows:

1.                                 Definitions and interpretation

1.1                           Definitions

In this Agreement:

“Accession Deed” means a deed substantially in the form set out in Schedule 5 (Form of Accession Deed).

“Additional Debt” means, in relation to any Debt, any money, debt or liability due, owing or incurred under or in connection with:

(a)                                   any deferral or extension of that Debt permitted by the terms of this Agreement;

(b)                                  any claim for damages or restitution in the event of rescission of that Debt or in connection with the relevant Finance Document related to that Debt;

(c)                                   any claim against any Obligor or Intercompany Borrower flowing from any recovery by an Obligor or Intercompany Borrower or any liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer of a payment or discharge in respect of that Debt on the grounds of preference or otherwise; and

(d)                                  any amount (such as post-insolvency interest) which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings.

“Applicable Facilities Agreement” means:

(a)                                   until the Senior Discharge Date, the Senior Facility Agreement;

(b)                                  after the Senior Discharge Date and until the Bridge Discharge Date, the Bridge Facility Agreement;

(c)                                   after the Bridge Discharge Date and until the High Yield Notes Discharge Date, the High Yield Notes Indenture; and

(d)                                  after the High Yield Notes Discharge Date, the Subordinated Preference Certificates Instrument,

and, where the context expressly requires, each of the other agreements referred to above under which a Debt is outstanding.

“Bridge Debt” means all present and future moneys, debts and liabilities due, owing or incurred by any Obligor to any Bridge Finance Party under or in connection with any Bridge Finance Document (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise) together with any related Additional Debt.

“Bridge Declared Default” means a Bridge Default which has resulted in the Bridge Agent exercising any of its rights under Clause 23.23 (Acceleration) of the Bridge Facility Agreement.

“Bridge Default” means an Event of Default as defined in the Bridge Facility Agreement.

“Bridge Discharge Date” means the date on which all Bridge Debt has been fully and irrevocably paid or discharged and all commitments of the Bridge Finance Parties to the relevant Obligors in respect of such Bridge Debt have expired or been cancelled.

“Bridge Facility Agreement” means the USD365,000,000 subordinated bridge facility agreement dated on or about the date of this Agreement between the Borrower, certain Subsidiaries of the Company as guarantors and the Bridge Finance Parties.

“Bridge Finance Documents” means the Mezzanine Finance Documents other than the Unit Documents, in each case, as defined in the Bridge Facility Agreement.

“Bridge Finance Parties” means the Mezzanine Finance Parties as defined in the Bridge Facility Agreement.

“Bridge Lenders” means the Lenders as defined in the Bridge Facility Agreement.

“Bridge Payment Default” means any Bridge Default arising under Clause 23.1 (Non-payment) of the Bridge Facility Agreement.

“Bridge Recoveries” means the aggregate of all moneys and other assets received or recovered (whether by exercising any set-off or otherwise) from time to time by any Bridge Finance Party under or in connection with any Bridge Debt.

“Bridge Security Documents” means the “Security Documents” as defined in the Bridge Facility Agreement.

“Bridge Standstill Period” has the meaning given to it in paragraph (d)(ii) of Clause 21.2 (Permitted Bridge enforcement).

“Bridge Stop Notice” means a notice delivered under paragraph (a)(ii) of Clause 13.1 (Suspension of Permitted Bridge Payments) specifying the relevant Senior Default and that Permitted Bridge Payments are being suspended.

“Bridge Syndication Side Letter” means the Syndication Side Letter as defined in the Bridge Facility Agreement.

“DDBCo” means Lavenderview Limited, a company incorporated in England and Wales (registered no. 4917504), whose registered office is at 10 Upper Bank Street, London E14 5JJ.

“Debt” means any Senior Debt, Hedging Debt, Bridge Debt, High Yield Notes Debt, Subordinated Preference Certificates Debt or Subordinated Debt.

“Early Termination Date” means an Early Termination Date as defined in the relevant Hedging Document resulting from:

(a)                                   a Termination Event as defined in that Hedging Document; or

(b)                                  when an Obligor is the Defaulting Party as defined in that Hedging Document, an Event of Default as defined in that Hedging Document.

“Enforcement Action” means:

(a)                                   in relation to any Debt, any action of any kind to:

(i)                                  demand payment, declare prematurely due and payable or otherwise seek to accelerate payment of or place on demand all or any of that Debt;

(ii)                               recover all or any of that Debt (including by exercising any set-off, save as required by law);

(iii)                            exercise or enforce any right against any surety in relation to (or given in support of) all or any of that Debt (including under the Security Documents);

(iv)                           petition for an Insolvency Event in relation to the Obligor in relation to that Debt; or

(v)                              start any legal proceedings against the Obligor in relation to that Debt; and

(b)                                  in relation to any Hedging Debt, any action of any kind to declare an Early Termination Date under any Hedging Document or demand payment of any amount which would become payable following an Early Termination Date.

“Enforcement Date” means the date on which a Party first takes an Enforcement Action in accordance with this Agreement, provided that the relevant Party is at the relevant time continuing to pursue such Enforcement Action diligently.

“Event of Default” means an Event of Default as defined in the Senior Facility Agreement and/or the Bridge Facility Agreement, as the context requires.

“Final Discharge Date” means the later of the Senior Discharge Date, the Bridge Discharge Date, the High Yield Notes Discharge Date and the Subordinated Preference Certificates Discharge Date.

“Finance Documents” means the Senior Finance Documents, the Hedging Documents, the Bridge Finance Documents and the High Yield Notes Finance Documents.

“Group” means the Company and its Subsidiaries for the time being.

“Hedging Bank” means:

(a)                                   any Original Hedging Bank; and

(b)                                  any other Senior Finance Party or Bridge Finance Party or Affiliate of a Senior Finance Party or Bridge Finance Party which has become a Hedging Bank in accordance with Clause 32.2 (Accession of Hedging Banks), which in each case has not ceased to be a Hedging Bank in accordance with this Agreement.

“Hedging Debt” means all present and future moneys, debts and liabilities due, owing or incurred by any Obligor to any Hedging Bank under or in connection with any Hedging Document (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise) together with any related Additional Debt.

“Hedging Document” means each document entered into or to be entered into between an Obligor and a Hedging Bank listed in Schedule 2 (The Original Hedging Banks) or approved by the Security Agent under Clause 32.2 (Accession of Hedging Banks), in each case, in accordance with Clause 4.2(b) (Hedging Documents).

“Hedging Recoveries” means the aggregate of all moneys and other assets received or recovered (whether by exercising set-off or otherwise) from time to time by any Hedging Bank under or in connection with any Hedging Debt.

“High Yield Noteholders” means the “Holders” as defined in the High Yield Notes Indenture.

“High Yield Notes” means notes issued by the High Yield Notes Issuer for the purpose of refinancing amounts outstanding under the Bridge Finance Documents, together with fees and expenses associated therewith, in each case, in accordance with Clause 6 (High Yield Notes Debt), up to a cap (including such fees and expenses) of USD375,000,000.

“High Yield Notes Assignment of On-Loan” means the pledge or legal assignment of rights for the purpose of creating security over the High Yield Notes On-Loan to be given by the High Yield Notes Issuer in favour of the High Yield Notes Trustee (for the benefit of itself and the other High Yield Note Finance Parties).

“High Yield Notes Debt” means all present and future moneys, debts and liabilities due, owing or incurred by any High Yield Notes Guarantor to any High Yield Notes Finance Party under any High Yield Notes Guarantee, in each case, alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise), together with any related Additional Debt.

“High Yield Notes Declared Default” means a High Yield Notes Default which has resulted in the High Yield Notes Finance Parties accelerating all amounts due under the High Yield Notes.

“High Yield Notes Default” means an “Event of Default” as defined in the High Yield Notes Indenture.

“High Yield Notes Discharge Date” means the date on which all High Yield Notes Debt has been irrevocably and unconditionally discharged in full.

“High Yield Notes Finance Documents” means the High Yield Notes, the High Yield Notes Indenture (including the High Yield Notes Guarantees), this Agreement, the High Yield Notes Security Documents, the High Yield Notes On-Loan Agreement and each registration rights and other agreement related thereto.

“High Yield Notes Finance Parties” means the High Yield Noteholders, the High Yield Notes Trustee and the Security Trustee.

“High Yield Notes Funding Obligations” means all indebtedness and other obligations owing to the High Yield Notes Finance Parties in respect of the High Yield Notes Finance Documents.

“High Yield Notes Guarantees” means the guarantees by the High Yield Notes Guarantors of the obligations of the High Yield Notes Issuer under the High Yield Notes and the High Yield Notes Indenture (which are subordinated in right of payment to the Senior Debt in accordance with this Agreement).

“High Yield Notes Guarantee Maturity Provisions” means the terms substantially as set out in Schedule 8 (High Yield Notes Guarantees Provisions).

“High Yield Notes Guarantors” means each of Newco, Target, Inmarsat Ltd and Inmarsat Leasing Two Ltd, together with each other Subsidiary of Newco that becomes a guarantor of the High Yield Notes in accordance with the High Yield Notes Indenture.  For the avoidance of doubt, Midco shall not be a High Yield Notes Guarantor for the purposes of this Agreement.

“High Yield Notes Indenture” means the indenture governing the High Yield Notes.

“High Yield Notes Major Terms” means the terms set out in Schedule 7 (High Yield Notes Major Terms).

“High Yield Notes On-Loan” means the loan of the proceeds of the High Yield Notes made by the High Yield Notes Issuer to Newco in accordance with paragraph (b) of Clause 6.1 (Issue of High Yield Notes and High Yield Notes On—Loan Debt) of this Agreement.

“High Yield Notes On-Loan Debt” means all present and future moneys, debts and liabilities due, owing or incurred by Newco to the holder of the High Yield Notes On-Loan (initially, the High Yield Notes Issuer) under or in connection with the High Yield Notes On-Loan, (whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise) together with any related Additional Debt.

“High Yield Notes On-Loan Discharge Date” means the date on which all High Yield Notes On-Loan Debt has been irrevocably and unconditionally discharged in full.

“High Yield Notes On-Loan Recoveries” means the aggregate of all moneys and other assets received or recovered (whether by exercising any set-off or otherwise) from time to time under or in connection with the High Yield Notes On-Loan Debt.

“High Yield Notes Recoveries” means the aggregate of all assets received or recovered and all monies received or recovered (whether by set-off, combination, netting of payments or otherwise) from time to time by any High Yield Notes Finance Party under or in connection with the High Yield Notes Finance Documents from any High Yield Notes Guarantor.

“High Yield Notes Second Ranking Charge” means the second ranking charge over the shares of Target to be granted for the benefit of the High Yield Notes Finance Parties.

“High Yield Notes Share Security Agreements” means the agreements pursuant to which the High Yield Notes Finance Parties are granted security over the shares of Target.

“High Yield Notes Standstill Period” has the meaning given to it in paragraph (b)(ii) of Clause 21.4 (Permitted High Yield Notes On-Loan, the High Yield Notes Assignment of On-Loan and/or the High Yield Notes Second Ranking Charge enforcement).

“High Yield Notes Stop Notice” means a notice delivered under paragraph (a)(B) of Clause 13.2 (Suspension of Permitted High Yield Notes Guarantees Payments and Permitted High Yield Notes On-Loan Payments) specifying the relevant Senior Default and that Permitted High Yield Notes On-Loan Payments and Permitted High Yield Notes Guarantees Payments are being suspended.

“Insolvency Event” means any event described in Clause 26.6 (Insolvency) or Clause 26.7 (Insolvency proceedings) of the Senior Facility Agreement and/or Clause 23.6 (Insolvency) or Clause 23.7 (Insolvency proceedings) of the Bridge Facility Agreement, in each case as in effect on the date hereof.

“Instructing Group” means:

(a)                                   until the Senior Discharge Date, in respect of Clause 23.5 (Authority of Security Agent), the Majority Senior Lenders (save to the extent that the Majority Bridge Lenders are permitted pursuant to this Agreement to instruct the Security Agent pursuant to such Clause, in which event, such term shall mean the Majority Bridge Lenders);

(b)                                  until the Senior Discharge Date, in respect of all other provisions of this Agreement, the Majority Senior Lenders and the Majority Bridge Lenders;

(c)                                   after the Senior Discharge Date and until the Bridge Discharge Date, the Majority Bridge Lenders;

(d)                                  after the Bridge Discharge Date and until the High Yield Notes Discharge Date, the High Yield Notes Trustee; and

(e)                                   after the High Yield Notes Discharge Date and until the Subordinated Preference Certificates Discharge Date, the Majority Subordinated Preference Certificates Holders.

“Intercompany Borrower” means:

(a)                                   any Original Intercompany Borrower; and

(b)                                  any member of the Group to whom an Intercompany Borrower has transferred any of its rights in relation to any Intercompany Debt in accordance with Clause 32.12 (Assignments and transfers by Intercompany Lenders and Intercompany Borrowers) or which has become an Intercompany Borrower in accordance with Clause 32.13 (Accession of Intercompany Borrowers and Intercompany Lenders),

which in each case has not ceased to be an Intercompany Borrower in accordance with this Agreement.

“Intercompany Debt” means all present and future moneys, debts and liabilities due, owing or incurred by any Intercompany Borrower to any Intercompany Lender (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise) together with any related Additional Debt but excluding any such moneys, debts and liabilities relating to the High Yield Notes On-Loan.

“Intercompany Documents” means all documents, agreements and instruments evidencing any Intercompany Debt.

“Intercompany Lender” means:

(a)                                   any Original Intercompany Lender; and

(b)                                  any member of the Group which has become an Intercompany Lender in accordance with Clause 32.12 (Assignments and transfers by Intercompany Lenders and Intercompany Borrowers) or Clause 32.13 (Accession of Intercompany Borrowers and Intercompany Lenders),

which in each case has not ceased to be an Intercompany Lender in accordance with this Agreement.

“Intercompany Recoveries” means the aggregate of all moneys and other assets received or recovered (whether by exercising any set-off or otherwise) from time to time by any Intercompany Lender under or in connection with any Intercompany Debt.

“Investor” means:

(a)                                   any Original Investor; and

(b)                                  any other person which is or becomes a party as a creditor to any other Investor Document and accedes (or is required to accede) to this Agreement in accordance with Clause 32.10 (Accession of additional Investors); and

(c)                                   any person to whom an Investor has transferred any of its rights in relation to any Investor Debt in accordance with Clause 32.9 (Assignment and transfers by Investors), which in each case has not ceased to be an Investor in accordance with this Agreement.

“Investor Debt” means all present and future moneys, debts and liabilities (but excluding the Subordinated Preference Certificates Debt) due, owing or incurred by any member of the Group to any Investor under or in connection with any Investor Document, including any dividends and any advisory, monitoring or management fee (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise), together with any related Additional Debt.

“Investor Documents” means:

(a)                                   the Shareholders’ Agreement; and

(b)                                  any other document (including articles of association or other constitutional documents), agreement or instrument under or pursuant to which any sum is or becomes or is capable of becoming due, owing or incurred from or by any member of the Group to any Investor in its capacity as Investor (and not as an officer or employee or otherwise) but excluding the Subordinated Preference Certificates.

“Investor Recoveries” means the aggregate of all moneys and other assets received or recovered (whether by exercising any set-off or otherwise) from time to time by any Investor under or in connection with any Investor Debt.

“ISDA Master Agreement” means the 1992 Multicurrency-Cross Border Master Agreement or 2002 Master Agreement, each as published by the International Swaps and Derivatives Association Inc.

“Junior Creditor” means:

(a)                                   until the Senior Discharge Date, the Bridge Finance Parties, the High Yield Finance Parties, the holder of the High Yield Notes On-Loan, the Subordinated Preference Certificates Finance Parties and the Subordinated Parties;

(b)                                  after the Senior Discharge Date until the Bridge Discharge Date, the High Yield Notes Finance Parties, the holder of the High Yield Notes On-Loan, the Subordinated Preference Certificates Finance Parties and the Subordinated Parties;

(c)                                   after the Bridge Discharge Date until the High Yield Notes Discharge Date, the Subordinated Preference Certificates Holders and the Subordinated Parties; and

(d)                                  after the High Yield Notes Discharge Date, the Subordinated Parties.

“Junior Debt” means:

(a)                                   until the Senior Discharge Date, the Bridge Debt, the High Yield Notes Debt, the High Yield Notes On-Loan Debt, the Subordinated Preference Certificates Debt and the Subordinated Debt;

(b)                                  after the Senior Discharge Date until the Bridge Discharge Date, the High Yield Notes Debt, the High Yield Notes On-Loan Debt, the Subordinated Preference Certificates Debt and the Subordinated Debt;

(c)                                   after the Bridge Discharge Date until the High Yield Notes Discharge Date, the Preferred  Equity Certificates Debt and the Subordinated Debt; and

(d)                                  after the High Yield Notes Discharge Date, the Subordinated Debt.

“Key Company” means each Holdco, the High Yield Notes Issuer, each Obligor and each Material Subsidiary (if any) that is not an Obligor.

“Majority Bridge Lenders” means the Majority Lenders as defined in the Bridge Facility Agreement.

“Majority Senior Creditors” means the “Majority Lenders” as defined in the Senior Facility Agreement provided that if, at the relevant time, any Senior Lender (of Affiliate of it) is also a Hedging Bank then, for the purposes of calculating voting rights under this Agreement:

(a)                                   the Total Commitments (as defined in the Senior Facility Agreement) will be notionally increased by the Settlement Amount and any Unpaid Amount which would be payable to each such Hedging Bank (or its Affiliates) under any Hedging Document if the date on which the calculation is made was deemed to be an Early Termination Event in respect of which the relevant Obligor is the Defaulting Party (and for the purposes of this definition “Settlement Amount”, “Unpaid Amount”, “Early Termination Event” and “Defaulting Party” shall have the meaning given to them in the relevant Hedging Document) such amount to be certified by the relevant Hedging Bank in reasonable detail (including the quotations obtained in connection therewith); and

(b)                                  each Senior Lender which is a Hedging Bank (or whose Affiliate is a Hedging Bank) will be deemed to have the aggregate amount of its Commitments (as defined in the Senior Facility Agreement) increased by the amount of such notional Settlement Amount and Unpaid Amount with respect to the outstanding Hedging Debt owed to it.

“Majority Senior Lenders” means the Majority Lenders as defined in the Senior Facility Agreement.

“Majority Subordinated Preference Certificates Holders” means the Subordinated Preference Certificates Holders whose Subordinated Preference Certificates Funding Obligations are more than 50.01 per cent. of the aggregate of the Subordinated Preference Certificates Funding Obligations entitled to vote in respect of the relevant matter.

“New Senior Commitments” means any facility under which any credit exposure may arise provided by any Senior Finance Party (in its capacity as such) to Newco or any of its Subsidiaries after the date of this Agreement in addition to the facilities which the Senior Finance Parties are committed to provide under any Senior Finance Document at the date of this Agreement (but excluding any credit exposure in relation to any Hedging Document or Ancillary Facilities entered into after the date of this Agreement and any capitalised or rolled-up interest on Senior Debt).

“Obligor” means each Original Obligor, each Additional Borrower (as defined in the Senior Facility Agreement and the Bridge Facility Agreement) and each Additional Guarantor (as defined in the Senior Facility Agreement and the Bridge Facility Agreement).

“Original Obligor” means an Original Borrower or an Original Guarantor.

“Party” means a party to this Agreement.

“Permitted Bridge Payments” means the payments, receipts and set-offs permitted by Clause 12.2 (Permitted Bridge Payments) as long as they are so permitted.

“Permitted Hedging Payments” means the payments, receipts and set-offs permitted by Clause 12.1 (Permitted Hedging Payments) as long as they are so permitted.

“Permitted High Yield Notes Guarantees Payments” means the payments, receipts and set-offs in relation to the High Yield Notes Guarantees that are permitted by Clause 12.3 (Permitted High Yield Notes Guarantees Payments and Permitted High Yield Notes On-Loan Payments) as long as they are so permitted.

“Permitted High Yield Notes On-Loan Payments” means the payments, receipts and set-offs in relation to the High Yield Notes On-Loan that are permitted by Clause 12.3 (Permitted High Yield Notes Guarantees Payments and Permitted High Yield Notes On-Loan Payments) as long as they are so permitted.

“Permitted Intercompany Payments” means the payments, receipts and set-offs permitted by Clause 12.6 (Permitted Intercompany Loan Payments) as long as they are so permitted.

“Permitted Investor Payments” means the payments, receipts and set-offs permitted by Clause 12.5 (Permitted Investor Payments) as long as they are so permitted.

“Permitted Junior Securities” means:

(a)                                   equity securities of Midco and/or any Holding Company of Midco;

(b)                                  debt securities of Midco, the High Yield Notes Issuer, any Holding Company of either of them and/or of the relevant High Yield Guarantor that (in the case of the High Yield Guarantors only) are subordinated in right of payment to the Senior Debt at least to the extent that the High Yield Notes Guarantees are subordinated to the Senior Debt; and

(c)                                   debt securities of Midco, the High Yield Notes Issuer, any Holding Company of either of them and/or Newco and/or the relevant guarantors of the Bridge Debt that (in the case of Newco or the guarantors of the Bridge Debt only) are subordinated in right of payment to the Senior Debt at least to the extent that Bridge Debt is subordinated to the Senior Debt.

“Permitted Subordinated Preference Certificates Payments” means the payments, receipts and set-offs permitted by Clause 12.4 (Permitted Subordinated Preference Certificates Payments) as long as they are so permitted.

“Permitted Payment” means, a Permitted Bridge Payment, a Permitted Hedging Payment, a Permitted High Yield Notes Guarantees Payment, a Permitted High Yield Notes On-Loan Payment, a Permitted Subordinated Preference Certificates Payment, a Permitted Investor Payment or a Permitted Intercompany Payment.

“Secured Parties” means the Senior Finance Parties, the Hedging Banks and the Bridge Finance Parties.

“Security Documents” means the Senior Security Documents, the Bridge Security Documents, the High Yield Notes Second Ranking Charge and the High Yield Notes Share Security Agreements.

“Senior Declared Default” means a Senior Default which has resulted in the Senior Agent exercising any of its rights under Clause 26.21 (Acceleration) of the Senior Facility Agreement.

“Senior Debt” means all present and future moneys, debts and liabilities due, owing or incurred by any Obligor to any Senior Finance Party under or in connection with any Senior Finance Document, (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise), together with any related Additional Debt but excluding any Hedging Debt.

“Senior Default” means an Event of Default as defined in the Senior Facility Agreement.

“Senior Discharge Date” means the date on which all Senior Debt has been fully and irrevocably paid or discharged and all commitments of the Senior Finance Parties to the relevant Obligors in respect of such Senior Debt have expired or been cancelled.

“Senior Facility Agreement” means the USD975,000,000 senior facilities agreement dated on or about the date of this Agreement between the Company, certain Subsidiaries of the Company as borrowers and guarantors and the Senior Finance Parties.

“Senior Finance Documents” means the Senior Finance Documents (as defined in the Senior Facility Agreement) and any other document documenting New Senior Commitments but excluding the Hedging Documents.

“Senior Finance Parties” means the Senior Finance Parties as defined in the Senior Facility Agreement.

“Senior Headroom Limit” means USD80,000,000.

“Senior Lender” means a Lender (as defined in the Senior Facility Agreement).

“Senior Payment Default” means any Senior Default arising under Clause 26.1 (Non-payment) of the Senior Facility Agreement.

“Senior Recoveries” means the aggregate of all moneys and other assets received or recovered (whether by exercising any set-off or otherwise) from time to time by any Senior Finance Party under or in connection with any Senior Debt.

“Senior Security Documents” means the Security Documents as defined in the Senior Facility Agreement.

“Specified Default” means, in relation to a Hedging Document:

(a)                                   the failure by an Obligor to make a payment due under that Hedging Document within 15 Business Days of its due date or, as the case may be, the end of any applicable grace period following its due date; or

(b)                                  the occurrence of a Senior Declared Default.

“Subordinated Debt” means any Investor Debt or Intercompany Debt.

“Subordinated Party” means any Investor or Intercompany Lender.

“Subordinated Preference Certificates” means:

(a)                                   the Subordinated Preference Certificates issued under the Subordinated Preference Certificates Instrument; and

(b)                                  any other subordinated preference certificates in the Agreed Form, issued or to be issued by the Company or DDBCo or to a person that is a Party or accedes to this Agreement.

“Subordinated Preference Certificates Debt” means all present and future moneys, debts and liabilities due, owing or incurred by a member of the Group to any Subordinated Preference

Certificates Holder under or in connection with any Subordinated Preference Certificates Finance Document (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise) together with any related Additional Debt.

“Subordinated Preference Certificates Discharge Date” means the date on which all Subordinated Preference Certificates Debt has been irrevocably and unconditionally discharged in full.

“Subordinated Preference Certificates Finance Documents” means the Subordinated Preference Certificates, the Subordinated Preference Certificates Instrument and this Agreement.

“Subordinated Preference Certificates Funding Obligations” means all indebtedness and other obligations owing to the Subordinated Preference Certificates Holders in respect of the Subordinated Preference Certificates.

“Subordinated Preference Certificates Holders” means the “Certificate Holders” as defined in the Subordinated Preference Certificates Instrument.

“Subordinated Preference Certificates Instrument” means the deed poll by DDBCo in the Agreed Form pursuant to which the Subordinated Preference Certificates are, or are to be, constituted.

“Subordinated Preference Certificates Recoveries” means the aggregate of all assets received or recovered and all monies received or recovered (whether by set-off, combination, netting of payments or otherwise) from time to time by any Subordinated Preference Certificates Holder under or in connection with any Subordinated Preference Certificates Finance Document from any member of the Group or other person.

“Target” means Inmarsat Ventures plc and/or any other company which owns directly or indirectly share capital in the operating companies of the Group and which may itself conduct operations.

1.2                           Incorporation of defined terms

Unless a contrary indication appears, the following terms defined in the Senior Facility Agreement have the same meaning in this Agreement:

Affiliate

Agreed Form

Authorisation

Charged Assets

Completion Date

Facility A

Facility B

Facility C

Facilities

High Yield Notes Security Documents

Holdcos

Holding Company

Information Package

Interest Period

Material Adverse Effect

Material Subsidiary

Midco

Newco

Relevant Jurisdiction

Report

Reservations

Security

Shareholders’ Agreement

Syndication Side Letter

Termination Date

1.3                           Construction

(a)                            Unless a contrary indication appears, any reference in this Agreement to:

(i)                                      any “Hedging Bank”, any “High Yield Noteholder”, any “Intercompany Borrower”, any “Intercompany Lender”, any “Investor”, any “Subordinated Preference Certificates Holder”, the “Issuing Bank”, the “Bridge Agent”, any “Bridge Finance Party”, any “Bridge Lender”, any “Obligor”, any “Party”, any “Secured Party”, the “Security Agent”, the “Senior Agent”, any “Senior Finance Party” any “Senior Lender”, any “High Yield Notes Trustee” or any “High Yield Notes Issuer” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)                                   “assets” includes present and future properties, revenues and rights of every description;

(iii)                                the “equivalent” in any currency (the “first currency”) of any amount in another currency (the “second currency”) shall be construed as a reference to the amount in the first currency which could be purchased with that amount in the second currency at the Security Agent’s spot rate of exchange for the purchase of the first currency with the second currency in the London foreign exchange market at or about 11:00 a.m. on a particular day (or at or about such time and on such date as the Security Agent may from time to time reasonably determine to be appropriate in the circumstances);

(iv)                               a “Finance Document”, “Hedging Document”, “High Yield Notes Finance Document”, “Intercompany Document”, “Investor Document”, “Subordinated Preference Certificates Finance Document”, “Bridge Finance Document” or “Senior Finance Document” or any other agreement or instrument is a reference to that document or other agreement or instrument as amended or novated but excluding any amendment or novation contrary to this Agreement;

(v)                                  “guarantee” means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vi)                               “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)                            a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(viii)                         a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(ix)                                 “shares” or “share capital” include equivalent ownership interests (and “shareholder” and similar expressions shall be construed accordingly);

(x)                                    a Party “exercising any set-off against” any Debt (or any similar expression) includes that Party combining accounts and/or netting payments one or more of which is in respect of that Debt;

(xi)                                 a provision of law is a reference to that provision as amended or re-enacted; and

(xii)                              a time of day is a reference to London time.

(b)                           Section, Clause and Schedule headings are for ease of reference only.

(c)                            A default or, an event of default or potential event of default, however described, is “continuing” if it has not been remedied or waived in accordance with the terms of the relevant agreement.

(d)                           In determining whether any Senior Debt, Bridge Debt, High Yield Notes Debt or Hedging Debt has been irrevocably paid or discharged, contingent liabilities (such as the risk of clawback from a preference claim) will be disregarded, except to the extent that there is a reasonable likelihood that those contingent liabilities will become actual liabilities.

(e)                            Where a consent or direction by the Majority Senior Lenders (or the Majority Senior Creditors, as the case may be) is required or permitted under this Agreement, that consent or direction shall, unless the context requires otherwise, be given (or refused or withheld, as the case may be) by the Senior Agent acting on the instructions of the Majority Senior Lenders (or the Majority Senior Creditors, as the case may be).

(f)                              Where a consent or direction by the Majority Bridge Lenders is required or permitted under this Agreement, that consent or direction shall, unless the context requires otherwise, be given (or refused or withheld, as the case may be) by the Bridge Agent acting on the instructions of the Majority Bridge Lenders.

(g)                           Where consent or direction by the High Yield Notes Trustee is required or permitted under this Agreement, that consent or direction shall, unless the context requires otherwise, be given (or refused or withheld, as the case may be) by the High Yield Notes Trustee acting on the instructions of the High Yield Noteholders holding the percentage of High Yield Notes required for such consent or direction in the High Yield Notes Finance Documents.

(h)                           The High Yield Noteholders are only entitled to participate in the proceeds of the Charged Assets to the extent that such proceeds are derived from assets subject to the High Yield Notes Share Security Agreements and the rights of the High Yield Noteholders in respect of such proceeds shall in any event be subject to the priorities set out in Clause 22 (Application of Recoveries) of this Agreement.

1.4                           Third party rights

A person who is not a Party has no right under the Contract (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.5                           Alternative debt instruments

If the High Yield Notes are not issued and the Group executes an alternative refinancing of the Bridge Facility which refinances the Bridge Debt in full, references in this Agreement to the High Yield Notes and related definitions shall be construed so as to apply to such alternative refinancing provided that that alternative refinancing is executed by a Holdco other than Newco and is on terms which are subject to, and consistent with, this Agreement and so that such alternative refinancing is treated under this Agreement in the same manner as the issue of the High Yield Notes would have been treated.

2.                                 Ranking

2.1                           Ranking

Unless expressly provided to the contrary in this Agreement, the Debt shall rank in right and priority of payment in the following order:

(a)                                   first, the Senior Debt and the Hedging Debt, pari passu between themselves;

(b)                                  second, the Bridge Debt and following the refinancing of the Bridge Debt, the High Yield Notes Debt and the High Yield Notes On-Loan Debt;

(c)                                   third, the Subordinated Preference Certificates Debt; and

(d)                                  fourth, the Subordinated Debt.

2.2                           Subordinated Debt

This Agreement does not purport to rank any elements of the Investor Debt or Intercompany Debt, in each case, as between themselves, or the Intercompany Debt.

3.                                 Senior Debt

3.1                           Amendments to Senior Finance Documents

Until the Bridge Discharge Date, no member of the Group that is a party to the Senior Finance Documents or Senior Finance Party shall, except with the prior consent of the Majority Bridge Lenders, amend or give any waiver or consent under any provision of any Senior Finance Document which would result in:

(a)                                   the rate of interest or fees payable under any Senior Finance Document being increased (excluding, for the avoidance of doubt, under the Syndication Side Letter) except for any increase in interest or commissions payable on guarantees or letters of credit not exceeding 50 basis points per annum in relation to each of the Facilities;

(b)                                  any change to the basis on which interest or other amounts (including fees) accrue, are calculated or are payable under any Senior Finance Document;

(c)                                   any increase to the amount to be repaid or change to the currency of the amount to be repaid under any Senior Finance Document other than as a result of a Senior Declared Default;

(d)                                  any extension of a scheduled repayment or prepayment date under any Senior Finance Document provided that:

(i)                                      prior to the Extension Date (as defined under the Bridge Facility Agreement) or if the Extension Date does not occur, the Termination Date in relation to Facility A or the Termination Date in relation to Facility B can be extended to the Termination Date in relation to Facility C; and

(ii)                                   after the Extension Date (as defined under the Bridge Facility Agreement) the Termination Date in relation to each of the Facilities can be extended to the date which is 6 months after the Termination Date in relation to Facility C;

(e)                                   any amount under the Senior Finance Documents becoming payable on a date earlier or more frequently than that provided in the relevant Senior Finance Document at the date of this Agreement other than as a result of a Senior Declared Default;

(f)                                     any member of the Group being subject to more onerous obligations (including financial covenants) as a whole than those contained in the Senior Finance Documents at the date of this Agreement  or obligations which would conflict with any provision of this Agreement; or

(g)                                  the transfer of rights and/or obligations under the Senior Finance Documents unless, simultaneously with that transfer, the relevant transferee signs an Accession Deed, other than any amendment, waiver or consent of a technical or administrative nature arising in the ordinary course of administration of the Senior Finance Documents.

From and after issuance of the High Yield Notes, no member of the Group that is a party to the Senior Finance Documents or Senior Finance Party shall, except with the prior consent of the High Yield Notes Trustee, amend or otherwise modify any Senior Finance Document in a manner which would prohibit, or create a default or event of default thereunder with respect to, any payment or Enforcement Action that is expressly permitted under this Agreement.

3.2                           New Senior Commitments

Notwithstanding Clause 3.1 (Amendments to Senior Finance Documents), the Senior Finance Parties may make available New Senior Commitments without the prior consent of the Majority

Bridge Lenders or any other person (except the relevant Obligor), in an aggregate amount at any time up to the Senior Headroom Limit, provided that:

(a)                                   the final scheduled repayment date of the New Senior Commitments is not later than the date falling eight years and six months after the Completion Date; and

(b)                                  such New Senior Commitments do not bear interest or accrue fees or commissions at a rate in excess of that permitted in respect of the Facilities pursuant to Clause 3.1(a).

4.                                 Hedging Debt

4.1                           Hedging Debt

Until the Senior Discharge Date, no Hedging Bank shall, except with the prior consent of the Majority Senior Lenders:

(a)                                   demand or receive payment, repayment or prepayment of any principal, interest or other amount on or in respect of, or make any distribution in respect of, any Hedging Debt in cash or in kind or apply any money or property in or towards discharge of any Hedging Debt, except as permitted by paragraph (d) below, Clause 12.1 (Permitted Hedging Payments) or Clause 15.3 (Filing of claims);

(b)                                  exercise any set-off against any Hedging Debt, except as permitted by Clause 12.1 (Permitted Hedging Payments) or Clause 15.3 (Filing of claims);

(c)                                   permit to subsist or receive any Security over any assets of any member of the Group, or any guarantee from any member of the Group, for, or in respect of, any Hedging Debt, other than under any Senior Security Document and the guarantees in any applicable Senior Finance Document; or

(d)                                  terminate (or close out any transaction under) any Hedging Document prior to its stated maturity, except as permitted by Clause 21.1 (Permitted hedging enforcement).

4.2                           Hedging Documents

(a)                            Each Hedging Bank shall promptly provide to the Security Agent copies of all Hedging Documents to which that Hedging Bank is a party.

(b)                           Each Hedging Document shall:

(i)                                      be based on the ISDA Master Agreement;

(ii)                                   provide for two-way payments (or, in respect of the 1992 ISDA Master Agreement, payments under the “Second Method” and “Market Quotation” (as defined in the relevant Hedging Document)) in the event of termination of a derivative transaction, whether upon a Termination Event or an Event of Default (each as defined in the relevant Hedging Document); and

(iii)                                provide that the relevant Hedging Bank will, if so requested by the Security Agent under paragraph (b) of Clause 21.1 (Permitted hedging enforcement), following the occurrence of a Senior Declared Default, be entitled to designate an Early Termination Date under or otherwise terminate each Hedging Document to which it is a party and any derivative transaction entered into under the relevant Hedging Document.

4.3                           Amendments to Hedging Documents

Until the Senior Discharge Date, no member of the Group that is a party to a Hedging Document or Hedging Bank shall, except with the prior consent of the Majority Senior Lenders, amend or give any waiver or consent under any provision of any Hedging Document which would result in:

(a)                                   any Hedging Document ceasing to comply with the requirements of this Clause 4;

(b)                                  any change to the amount to be paid or scheduled payment dates under any Hedging Document;

(c)                                   any Obligor being subject to more onerous obligations as a whole than those contained in the Hedging Documents as originally entered into or obligations which would conflict with any provision of this Agreement;

(d)                                  any Obligor becoming liable to make an additional payment (or increase an existing payment) under any Hedging Document, other than any liability arising from the original provisions of the Hedging Documents; or

(e)                                   the transfer of rights and/or obligations under the Hedging Documents unless, simultaneously with that transfer, the relevant transferee signs an Accession Deed,

other than any amendment, waiver or consent of a technical or administrative nature arising in the ordinary course of administration of the Hedging Documents.

5.                                 Bridge Debt

5.1                           Bridge Debt

Until the Senior Discharge Date, no Bridge Finance Party shall, except with the prior consent of the Majority Senior Lenders:

(a)                                   demand or receive payment, repayment or prepayment of any principal, interest or other amount on or in respect of, or any distribution in respect of, any Bridge Debt in cash or in kind or apply any money or property in or towards discharge of any Bridge Debt, except for the capitalisation of interest in accordance with the Bridge Finance Documents or as permitted by Clause 12.2 (Permitted Bridge Payments), Clause 15.3 (Filing of claims) or Clause 21.2 (Permitted Bridge enforcement);

(b)                                  exercise any set-off against any Bridge Debt, except as permitted by Clause 12.2 (Permitted Bridge Payments), Clause 15.3 (Filing of claims) or Clause 21.2 (Permitted Bridge Enforcement);

(c)                                   permit to subsist or receive any Security over any assets of any member of the Group, or any guarantee from any member of the Group, for, or in respect of, any Bridge Debt, other than under any Security Document and the guarantees in or required by any applicable Bridge Finance Document; or

(d)                                  transfer any rights and/or obligations under the Bridge Finance Documents unless, simultaneously with that transfer, the relevant transferee signs an Accession Deed.

5.2                           Amendments to Bridge Finance Documents

Until the Senior Discharge Date, no member of the Group that is a party to a Bridge Document or Bridge Finance Party shall, except with the prior consent of the Majority Senior Lenders amend or give any waiver or consent under any provision of any Bridge Finance Document which would result in:

(a)                                   the rate of interest payable under any Bridge Finance Document being increased other than as contemplated by the Bridge Finance Documents as of the date of this Agreement or under the Bridge Syndication Side Letter;

(b)                                  any change to the basis on which interest or other amounts (including fees) accrue, are calculated or are payable under any Bridge Finance Document, provided that the foregoing shall not restrict any amendment to the rate of interest or basis of the interest calculation in respect of all or any part of the Bridge Debt to the extent:

(i)                                  the aggregate weighted average interest rate does not exceed the maximum aggregate interest rate; and

(ii)                               the aggregate weighted average cash interest rate does not exceed the maximum aggregate cash interest rate,

in each case under the Bridge Finance Documents as at the date of this Agreement;

(c)                                   any increase to the amount or change to the currency of the amount to be repaid under any Bridge Finance Document other than as a result of Enforcement Action permitted by Clause 15.3 (Filing of claims) or Clause 21.2 (Permitted Bridge enforcement);

(d)                                  any amount under the Bridge Finance Documents becoming payable on a date earlier or more frequently than that provided in the relevant Bridge Finance Document at the date of this Agreement other than as a result of Enforcement Action permitted by Clause 15.3 (Filing of claims) or Clause 21.2 (Permitted Bridge enforcement);

(e)                                   any member of the Group being subject to more onerous obligations (including financial covenants) as a whole than those contained in the Bridge Finance Documents at the date of this Agreement or obligations which would conflict with any provision of this Agreement; or

(f)                                     the transfer of rights and/or obligations under the Bridge Finance Documents unless, simultaneously with that transfer, the relevant transferee signs an Accession Deed, other than any amendment, waiver or consent of a technical or administrative nature arising in the ordinary course of administration of the Bridge Finance Documents.

6.                                 High Yield Notes Debt

6.1                           Issue of High Yield Notes and High Yield Notes On-Loan Debt

(a)                            No member of the Group shall enter into the High Yield Notes Indenture unless:

(i)                                      the High Yield Notes Issuer has delivered to the Senior Agent a copy of a draft of the form of the proposed High Yield Notes Finance Documents (and all related documents including a draft form of the High Yield Notes On-Loan) in substantially final form before the proposed date of issue of the High Yield Notes;

(ii)                                   the gross proceeds from the offering of the proposed High Yield Notes:

(A)                           do not exceed the amount required to refinance the Bridge Debt in full and to pay related fees and expenses (including underwriting discounts (such fees and expenses not to exceed an aggregate amount of USD10,000,000)); and

(B)                             shall repay the Bridge Debt in full;

(iii)                                the terms of the High Yield Notes are consistent with the High Yield Notes Major Terms or are otherwise approved by the Majority Senior Lenders;

(iv)                               the High Yield Notes Guarantees contain the High Yield Notes Guarantee Maturity Provisions or such other terms approved by the Majority Senior Lenders; and

(v)                                  the High Yield Notes Issuer and the High Yield Notes Trustee sign an Accession Deed before or concurrently with issuance of the High Yield Notes.

(b)                           If the High Yield Notes are issued, the proceeds shall be lent to Newco pursuant to the High Yield Notes On-Loan, the terms of which shall:

(i)                                      provide for payment of interest at a rate not in excess of that required to (a) service interest (including default interest) on the High Yield Notes, (b) service the general overhead costs of the High Yield Notes Issuer, (c) service Additional Amounts (as defined in the High Yield Notes Finance Documents) in respect of the High Yield Notes, (d) pay liquidated damages in respect of the registration rights agreement entered into in connection with the High Yield Notes and (e) service the cost of registering the High Yield Notes with the US Securities and Exchange Commission;

(ii)                                   provide for a maturity date not prior to the maturity date of the High Yield Notes;

(iii)                                provide for the proceeds of the High Yield Notes only to be applied by Newco in repayment of the Bridge Debt and to pay related fees and expenses;

(iv)                               not include the benefit of any Security;

(v)                                  not benefit from any guarantee or indemnity given by any member of the Group; and

(vi)                               provide that any transferee thereof must sign an Accession Deed.

6.2                           Prohibited High Yield Notes Debt Payments, Guarantees and Security

Until the Senior Discharge Date, except with the prior consent of the Majority Senior Lenders, no High Yield Notes Finance Party shall:

(a)                                   demand or receive payment, repayment or prepayment from any High Yield Notes Guarantor of any principal, interest or other amount on or in respect of, or any distribution from any High Yield Notes Guarantor in respect of, any High Yield Notes Debt in cash or in kind or apply any money or property in or towards discharge of any High Yield Notes Debt except as permitted by Clause 12.3 (Permitted High Yield Notes Guarantees Payments and Permitted High Yield Notes On-Loan Payments), Clause 15.3 (Filing of claims) or Clause 21.4 (Permitted High Yield Notes On-Loan, the High Yield Notes Assignment of On-Loan and/or Permitted High Yield Notes Second Ranking Charge enforcement);

(b)                                  exercise any set-off against any High Yield Notes Debt, except as permitted by Clause 12.3 (Permitted High Yield Notes Guarantees Payments and Permitted High Yield Notes On-Loan Payments), Clause 15.3 (Filing of claims) or Clause 21.4 (Permitted High Yield Notes On-Loan, the High Yield Notes Assignment of On-Loan and/or Permitted High Yield Notes Second Ranking Charge enforcement); or

(c)                                   permit to subsist or receive any Security or any guarantee from Newco or any Subsidiary of Newco, for, or in respect of, any High Yield Notes Debt, other than under any High Yield Notes Security Document and the High Yield Notes Guarantees.

6.3                           Prohibited High Yield Notes On-Loan Payments, Guarantees and Security

Until the Senior Discharge Date, except with the prior consent of the Majority Senior Lenders, no holder of the High Yield Notes On-Loan shall:

(a)                                   demand or receive payment, repayment or prepayment of any principal, interest or other amount on or in respect of, or any distribution in respect of, the High Yield Notes On-Loan Debt in cash or in kind or apply any money or property in or towards discharge of any High Yield Notes On-Loan Debt except as permitted by Clause 12.3 (Permitted High Yield Notes Guarantees and Permitted High Yield Notes On-Loan Payments), Clause 15.3 (Filing of claims) or Clause 21.4 (Permitted High Yield Notes On-Loan, the High Yield Notes Assignment of On-Loan and/or Permitted High Yield Notes Second Ranking Charge enforcement);

(b)                                  exercise any set-off against any High Yield Notes On-Loan Debt, except as permitted by Clause 12.3 (Permitted High Yield Notes Guarantees and Permitted High Yield Notes On-Loan Payments), Clause 15.3 (Filing of claims) or Clause 21.4 (Permitted High Yield Notes On-Loan, the High Yield Notes Assignment of On-Loan and/or Permitted High Yield Notes Second Ranking Charge enforcement); or

(c)                                   permit to subsist or receive any Security over any assets of any Group company, or any guarantee from any Group company, for, or in respect of, any High Yield Notes On-Loan Debt.

6.4                           Amendments to High Yield Notes Finance Documents

Until the Senior Discharge Date, except with the prior consent of the Majority Senior Lenders, no member of the Group that is a party to a High Yield Notes Finance Document shall amend any High Yield Notes Finance Document in a manner that would result in:

(a)                                   the rate of interest payable under the High Yield Notes Finance Documents being increased other than to a rate not inconsistent with the High Yield Notes Major Terms;

(b)                                  any change to the basis on which interest or other amounts (including fees) accrue, are calculated or are payable under any High Yield Notes Finance Document;

(c)                                   any increase to the amount or change to the currency of the amount to be repaid under any High Yield Notes Finance Document (to the extent adverse to the Senior Finance Parties);

(d)                                  any amount under the High Yield Notes Finance Documents becoming payable on a date earlier or more frequently than that provided in the relevant High Yield Notes Finance Document at the date originally entered into other than as a result of any acceleration of the High Yield Notes or (in respect of the High Yield Notes On-Loan) as a result of Enforcement Action permitted by Clause 21.4 (Permitted High Yield Notes On-Loan, the High Yield Notes Assignment of On-Loan and/or the High Yield Notes Second Ranking Charge enforcement); or

(e)                                   any High Yield Notes Guarantor being subject to obligations inconsistent with the High Yield Notes Guarantees Maturity Provisions,

other than any amendment, waiver or consent of a technical or administrative nature arising in the ordinary course of administration of the High Yield Notes Finance Documents.

7.                                 Subordinated Preference Certificates Debt

7.1                           Prohibited Subordinated Preference Certificates Payments, Guarantees and Security

Until:

(a)                           the Senior Discharge Date, except with the prior consent of the Majority Senior Lenders and the Majority Bridge Lenders;

(b)                          after the Senior Discharge Date and until the Bridge Discharge Date, except with the prior consent of the Majority Bridge Lenders; and

(c)                           after the Bridge Discharge Date and until the High Yield Notes Discharge Date, except with the consent of the High Yield Notes Trustee,

no Subordinated Preference Certificates Holder shall:

(a)                           demand or receive payment, repayment or prepayment of any principal, interest or other amount on or in respect of, or any distribution in respect of, any Subordinated Preference Certificates Debt in cash or in kind or apply any money or property in or towards discharge of any Subordinated Preference Certificates Debt except as permitted by Clause 12.4 (Permitted Subordinated Preference Certificates Payments) or Clause 15.3 (Filing of claims);

(b)                          exercise any set-off against any Subordinated Preference Certificates Debt, except as permitted by Clause 12.4 (Permitted Subordinated Preference Certificates Payments) or Clause 15.3 (Filing of claims);

(c)                           permit to subsist or receive any Security, or any guarantee, for, or in respect of, any Subordinated Preference Certificates Debt;

(d)                          claim or rank as a creditor in the insolvency, winding-up, bankruptcy or liquidation of any member of the Group other than in accordance with Clause 15.3 (Filing of claims);

(e)                           take or omit to take any action whereby the ranking and/or subordination contemplated by this Agreement may be impaired; or

(f)                             convert any Subordinated Preference Certificates Debt into shares of any Group company other than ordinary shares of the Company.

7.2                           Amendments to Subordinated Preference Certificates Finance Documents

Until the Final Discharge Date (other than the Subordinated Preference Certificates Discharge Date), no member of the Group that is a party to a Subordinated Preference Certificate Finance Document or Subordinated Preference Certificates Holder shall, except with the prior consent of the Instructing Group, amend or give any waiver or consent under any provision of any Subordinated Preference Certificates Finance Document which would result in:

(a)                                   the rate of interest payable under any Subordinated Preference Certificates Finance Document being increased;

(b)                                  any change to the basis on which interest or other amounts (including fees) accrue, are calculated or are payable under any Subordinated Preference Certificates Finance Document;

(c)                                   any increase to the amount or change to the currency of the amount to be repaid under any Subordinated Preference Certificates Finance Documents;

(d)                                  any amount under the Subordinated Preference Certificates Finance Documents becoming payable on any date earlier or more frequently than that provided in the relevant Subordinated Preference Certificates Finance Documents at the date of this Agreement;

(e)                                   any member of the Group being subject to more onerous obligations (including financial covenants) as a whole than those contained in the Subordinated Preference Certificates Finance Documents at the date of this Agreement or obligations which would conflict with any provision of this Agreement; or

(f)                                     any member of the Group becoming liable to make an additional payment (or increase an existing payment) under any Subordinated Preference Certificates Finance Document, other than arm’s length fees payable in connection with a refinancing of the Subordinated Preference Certificates Debt on improved terms and any liability arising from the original provisions of the Subordinated Preference Certificates Finance Documents,

other than any amendment, waiver or consent of a technical or administrative nature arising in the ordinary course of administration of the Subordinated Preference Certificates Finance Documents.

8.                                 Investor Debt

8.1                           Investor Debt

Until the Final Discharge Date, no Investor shall, except with the prior consent of an Instructing Group:

(a)                                   demand or receive payment, repayment or prepayment of any principal, interest (other than capitalisation interest) or other amount on or in respect of, or any distribution in respect of, any Investor Debt in cash or in kind, or apply any money or property in or towards discharge of any Investor Debt, except as permitted by Clause 12.5 (Permitted Investor Payments) or Clause 15.3 (Filing of claims);

(b)                                  exercise any set-off against any Investor Debt, except as permitted by Clause 12.5 (Permitted Investor Payments) or Clause 15.3 (Filing of claims);

(c)                                   permit to subsist or receive any Security, or any guarantee, for, or in respect of, any Investor Debt;

(d)                                  claim or rank as a creditor in the insolvency, winding-up, bankruptcy or liquidation of any member of the Group other than in accordance with Clause 15.3 (Filing of claims);

(e)                                   sue, claim or bring proceedings against any member of the Group for breach of any representation, warranty or undertaking by any member of the Group under or in connection with any Investor Document;

(f)                                     take or omit to take any action whereby the ranking and/or subordination of any Investor Debt contemplated by this Agreement may be impaired; or

(g)                                  convert any Investor Debt into shares of any Group company other than ordinary shares of the Company.

8.2                           Amendments to Investor Documents

Until the Final Discharge Date, no Obligor or Investor shall, except with the prior consent of an Instructing Group, amend or give any waiver or consent under any provision of any Investor Document which would result in:

(a)                                   any change to the basis on which any amounts (including fees) accrue, are calculated or are payable under any Investor Document;

(b)                                  any Obligor being subject to more onerous obligations as a whole than those contained in the Investor Documents at the date of this Agreement or obligations which would conflict with any provision of this Agreement; or

(c)                                   any Obligor becoming liable to make an additional payment (or increase an existing payment) under any Investor Document, other than any liability arising from the original provisions of the Investor Documents, other than any amendment, waiver or consent of a technical or administrative nature arising in the ordinary course of administration of the Investor Documents.

9.                                 Intercompany Debt

9.1                           Intercompany Lenders

Until the later of the Senior Discharge Date, the Bridge Discharge Date and the High Yield Notes Discharge Date, no Intercompany Lender shall, except with the prior consent of an Instructing Group:

(a)                                   demand or receive payment, repayment or prepayment of any principal, interest or other amount on or in respect of, or any distribution in respect of, any Intercompany Debt in cash or in kind or apply any money or property in or towards discharge of any Intercompany Debt, except as permitted by Clause 12.6 (Permitted Intercompany Loan Payments) or Clause 15.3 (Filing of claims);

(b)                                  exercise any set-off against any Intercompany Debt, except as permitted by Clause 12.6 (Permitted Intercompany Loan Payments) or Clause 15.3 (Filing of claims);

(c)                                   permit to subsist or receive any Security, or any guarantee, for, or in respect of, any Intercompany Debt;

(d)                                  claim or rank as a creditor in the insolvency, winding-up, bankruptcy or liquidation of any member of the Group other than in accordance with Clause 15.3 (Filing of claims);

(e)                                   sue, claim or bring proceedings against any Obligor or Intercompany Borrower for breach of any representation, warranty or undertaking by any Obligor or Intercompany Borrower under or in connection with any Intercompany Document; or

(f)                                     take or omit to take any action whereby the ranking and/or subordination contemplated by this Agreement may be impaired.

9.2                           Intercompany Borrowers

Until the later of the Senior Discharge Date, the Bridge Discharge Date and the High Yield Discharge Date, no Intercompany Borrower shall, except with the prior consent of an Instructing Group:

(a)                                   pay, repay or prepay any principal, interest or other amount on or in respect of, or make any distribution in respect of, or redeem, purchase or defease, any Intercompany Debt in cash or in kind, except as permitted by Clause 12.6 (Permitted Intercompany Loan Payments) or Clause 15.3 (Filing of claims);

(b)                                  exercise any set-off against any Intercompany Debt, except as permitted by Clause 12.6 (Permitted Intercompany Loan Payments) or Clause 15.3 (Filing of claims);

(c)                                   create or permit to subsist any Security over any of its assets, or give any guarantee, for, or in respect of, any Intercompany Debt; or

(d)                                  take or omit to take any action whereby the ranking and/or subordination contemplated by this Agreement may be impaired.

10.                           Representations

10.1                     Representations of each Party

Each Party to this Agreement on the date of this Agreement and, upon its accession to this Agreement, the High Yield Notes Issuer, makes the representations and warranties set out in this Clause 10.1 to each other Party to this Agreement:

(a)                                   it is duly incorporated (if a corporate person) or duly established (in any other case except for a natural person) and validly existing under the law of its jurisdiction of incorporation or formation;

(b)                                  it has the power to own its assets and carry on its business substantially as it is presently being conducted;

(c)                                   the obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable, subject to any applicable Reservations;

(d)                                  it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of this Agreement and the transactions contemplated by this Agreement;

(e)                                   in the case of the Company, the High Yield Notes Issuer, each Obligor, each Subordinated Party, each Intercompany Lender and each Intercompany Borrower, the entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with any law or regulation applicable to it or its constitutional documents or any agreement or instrument binding on it or any of its assets in each case to the extent that such a conflict would reasonably be expected to have a Material Adverse Effect or could reasonably be expected to result in a material liability to any Secured Party or any High Yield Notes Finance Party;

(f)                                     in the case of the Company, the High Yield Notes Issuer, each Obligor, each Subordinated Party, each Intercompany Lender and each Intercompany Borrower, all material Authorisations required:

(i)                                  to enable it to enter into, exercise its rights and comply with its obligations in this Agreement and the transactions contemplated by this Agreement; and

(ii)                               to make this Agreement admissible in evidence in the Relevant Jurisdictions, subject to any applicable Reservations,

have been obtained or effected and are in full force and effect.

10.2                     Representations of the Subordinated Parties

Each Subordinated Party makes the representations and warranties set out in this Clause 10.2 to each Secured Party on the date of this Agreement and to each High Yield Notes Finance Party on the date on which the High Yield Notes Trustee accedes to this Agreement:

(a)                                   the documents to which it is a party as described in this Agreement contain all the material terms and conditions of and arrangements relating to the Investor Debt or Intercompany Debt (as relevant); and

(b)                                  it is the sole beneficial owner of the Investor Debt or Intercompany Debt (as relevant) owed to it.

10.3                     Representations of the Investors

Each Investor makes the representations and warranties set out in this Clause 10.3 to each Secured Party on the date of this Agreement and to each High Yield Notes Finance Party on the date on which the High Yield Notes Trustee accedes to this Agreement:

(a)                                   it has the power to subscribe for the portion of Investor Debt being subscribed for by it pursuant to the Investor Documents;

(b)                                  it has taken all necessary action to authorise such subscription;

(c)                                   such subscription does not and will not conflict with any law or regulation applicable to it or its constitutional documents or any agreement or instrument binding on it or any of its assets; and

(d)                                  if a natural person, he/she has read and understood his/her obligations as an “Investor” under this Agreement and has taken such independent legal advice as he/she thinks fit.

10.4                     Representations of the Subordinated Preference Certificates Holders

Each Subordinated Preference Certificates Holder makes the representations and warranties set out in this Clause 10.4 to each Secured Party on the date of this Agreement and to each High Yield Notes Finance Party on the date on which the High Yield Notes Trustee accedes to this Agreement:

(a)                                   it has the power to subscribe for the portion of Subordinated Preference Certificates Debt being subscribed for by it pursuant to the Subordinated Preference Certificates Instrument;

(b)                                  it has taken all necessary action to authorise such subscription;

(c)                                   such subscription does not and will not conflict with any law or regulation applicable to it or its constitutional documents or any agreement or instrument binding on it or any of its assets; and

(d)                                  if a natural person, he/she has read and understood his/her obligations as an Investor under this Agreement and has taken such independent legal advice as he/she thinks fit.

11.                           Undertakings of the Obligors

(a)                            Hedging Debt:  Until the Senior Discharge Date, no Obligor shall (and the Company shall ensure that no member of the Group will), except with the prior consent of the Majority Senior Lenders:

(i)                                      pay, repay or prepay any principal, interest or other amount on or in respect of, or make any distribution in respect of, any Hedging Debt in cash or in kind or apply any money or property in or towards the discharge of any Hedging Debt, except as permitted by Clause 12.1 (Permitted Hedging Payments) or Clause 15.3 (Filing of claims);

(ii)                                   exercise any set-off against any Hedging Debt, except as permitted by Clause 12.1 (Permitted Hedging Payments) or Clause 15.3 (Filing of claims);

(iii)                                create or permit to subsist any Security over any assets of any member of the Group, or give any guarantee from any member of the Group, for, or in respect of, any Hedging Debt, other than under any Senior Security Document and the guarantees in any applicable Senior Finance Document; or

(iv)                               terminate (or close out any transaction under) any Hedging Document prior to its stated maturity, except as permitted by Clause 21.1 (Permitted hedging enforcement).

(b)                           Bridge Debt:  Until the Senior Discharge Date, no Obligor shall (and the Company shall ensure that no member of the Group will), except with the prior consent of the Majority Senior Lenders:

(i)                                      pay, repay or prepay any principal, interest or other amount on or in respect of, or make any distribution in respect of, any Bridge Debt in cash or in kind or apply any money or property in or towards discharge of any Bridge Debt, except for the capitalisation of interest in accordance with the Bridge Finance Documents or as permitted by Clause 12.2 (Permitted Bridge Payments), Clause 15.3 (Filing of claims) or Clause 21.2 (Permitted Bridge enforcement);

(ii)                                   exercise any set-off against any Bridge Debt, except as permitted by Clause 12.2 (Permitted Bridge Payments),  Clause 15.3 (Filing of claims), or  Clause 21.2 (Permitted Bridge enforcement);

(iii)                                create or permit to subsist any Security over any assets of any member of the Group, or give any guarantee from any member of the Group, for, or in respect of, any Bridge Debt, other than under any Security Document and the guarantees in or required by any applicable Bridge Finance Document; or

(iv)                               transfer any rights and/or obligations under the Bridge Finance Documents unless, simultaneously with that transfer, the relevant transferee signs an Accession Deed.

(c)                            High Yield Notes Debt:  Until the Senior Discharge Date, except with the prior consent of the Majority Senior Lenders, no Obligor shall (and the Company shall ensure that no member of the Group will):

(i)                                      pay, repay or prepay any principal, interest or other amount on or in respect of, or make any distribution in respect of, any High Yield Notes Debt in cash or in kind or apply any money or property in or towards discharge of any High Yield Notes Debt except as permitted by Clause 12.3 (Permitted High Yield Notes Guarantees Payments and Permitted High Yield Notes On-Loan Payments), Clause 15.3 (Filing of claims) or Clause 21.4 (Permitted High Yield Notes On-Loan, the High Yield Notes Assignment of On-Loan and/or Permitted High Yield Notes Second Ranking Charge enforcement);

(ii)                                   exercise any set-off against any High Yield Notes Debt, except as permitted by Clause 12.3 (Permitted High Yield Notes Guarantees Payments and Permitted High Yield Notes On-Loan Payments), Clause 15.3 (Filing of claims) or Clause 21.4 (Permitted High Yield Notes On-Loan, the High Yield Notes Assignment of On-Loan and/or Permitted High Yield Notes Second Ranking Charge enforcement);

(iii)                                create or permit to subsist any Security over any assets of Newco or any Subsidiary of Newco, or give any guarantee from Newco or any Subsidiary of Newco, for, or in respect of, any High Yield Notes Debt, other than Security created pursuant to any High Yield Notes Security Document and the High Yield Notes Guarantees; or

(iv)                               amend the terms of any High Yield Notes Finance Document in a manner that would be inconsistent with the High Yield Notes Major Terms unless previously approved by the Majority Senior Lenders.

(d)                           High Yield Notes On-Loan Debt:  Until the Senior Discharge Date, except with the prior consent of the Majority Senior Lenders, no Obligor shall (and the Company shall ensure that no member of the Group will):

(i)                                      pay, repay or prepay any principal, interest or other amount on or in respect of, or make any distribution in respect of, the High Yield Notes On-Loan Debt in cash or in kind or apply any money or property in or towards discharge of any High Yield Notes On-Loan except as permitted by Clause 12.3 (Permitted High Yield Notes Guarantees and Permitted High Yield Notes On-Loan Payments), Clause 15.3 (Filing of claims) or Clause 21.4 (Permitted High Yield Notes On-Loan, the High Yield Notes Assignment of On-Loan and/or Permitted High Yield Notes Second Ranking Charge enforcement);

(ii)                                   exercise any set-off against any High Yield Notes On-Loan Debt, except as permitted by Clause 12.3 (Permitted High Yield Notes Guarantees and Permitted High Yield Notes On-Loan Payments), Clause 15.3 (Filing of claims) or Clause 21.4 (Permitted High Yield Notes On-Loan, the High Yield Notes Assignment of On-Loan and/or Permitted High Yield Notes Second Ranking Charge enforcement);

(iii)                                create or permit to subsist or receive any Security over any assets of any member of the Group, or give any guarantee from any member of the Group, for, or in respect of, any High Yield Notes On-Loan Debt; or

(iv)                               amend any provision of the High Yield Notes On-Loan so that it would conflict with any of the terms set out in Clause 6.1(b) (Issue of High Yield Notes and High Yield Notes On-Loan Debt).

(e)                            Subordinated Preference Certificates Debt: Until:

(i)                                      the Senior Discharge Date, except with the prior consent of the Majority Senior Lenders and the Majority Bridge Lenders;

(ii)                                   after the Senior Discharge Date and until the Bridge Discharge Date, except with the prior consent of the Majority Bridge Lenders; and

(iii)                                after the Bridge Discharge Date and until the High Yield Notes Discharge Date, except with the prior consent of the High Yield Notes Trustee,

no Obligor shall (and the Company shall ensure that no member of the Group will):

(i)                                      pay, repay or prepay any principal, interest or other amount on or in respect of, or make any distribution in respect of, any Subordinated Preference Certificates Debt in cash or in kind or apply any money or property in or towards discharge of any Subordinated Preference Certificates Debt except as permitted by Clause 12.4 (Permitted Subordinated Preference Certificates  Payments) or Clause 15.3 (Filing of claims);

(ii)                                   exercise any set-off against any Subordinated Preference Certificates Debt, except as permitted by Clause 12.4 (Permitted Subordinated Preference Certificates Payments) or Clause 15.3 (Filing of claims);

(iii)                                create or permit to subsist any Security, or give any guarantee, for, or in respect of, any Subordinated Preference Certificates Debt;

(iv)                               take or omit to take any action whereby the ranking and/or subordination contemplated by this Agreement may be impaired; or

(v)                                  convert any Subordinated Preference Certificates Debt into shares of any Group company other than ordinary shares of the Company.

(f)                              Investor Debt:  Until the Final Discharge Date, no Obligor shall (and the Company shall ensure that no member of the Group will), except with the prior consent of an Instructing Group:

(i)                                      pay, repay or prepay any principal, interest (other than capitalisation interest) or other amount on or in respect of, or make any distribution in respect of, any Investor Debt in cash or in kind, or apply any money or property in or towards discharge of any Investor Debt, except as permitted by Clause 12.5 (Permitted Investor Payments) or Clause 15.3 (Filing of claims);

(ii)                                   exercise any set-off against any Investor Debt, except as permitted by Clause 12.5 (Permitted Investor Payments) or Clause 15.3 (Filing of claims);

(iii)                                create or permit to subsist any Security, or give any guarantee, for, or in respect of, any Investor Debt;

(iv)                               take or omit to take any action whereby the ranking and/or subordination contemplated by this Agreement may be impaired; or

(v)                                  convert any Investor Debt into shares of any member of the Group other than ordinary shares of the Company.

(g)                           Intercompany Debt: Until the Final Discharge Date, no Obligor shall (and the Company shall ensure that no member of the Group will), except with the prior consent of an Instructing Group:

(i)                                      pay, repay or prepay any principal, interest or other amount on or in respect of, or make any distribution in respect of, or redeem, purchase or defease, any Intercompany Debt in cash or in kind, except as permitted by Clause 12.6 (Permitted Intercompany Loan Payments) or Clause 15.3 (Filing of claims);

(ii)                                   exercise any set-off against any Intercompany Debt, except as permitted by Clause 12.6 (Permitted Intercompany Loan Payments) or Clause 15.3 (Filing of claims);

(iii)                                create or permit to subsist or receive any Security, or give any guarantee, for, or in respect of, any Intercompany Debt;

(iv)                               claim or rank as a creditor in the insolvency, winding-up, bankruptcy or liquidation of any member of the Group other than in accordance with Clause 15.3 (Filing of claims); or

(v)                                  take or omit to take any action whereby the ranking and/or subordination contemplated by this Agreement may be impaired.

12.                           Permitted Payments

12.1                     Permitted Hedging Payments

Unless a Senior Declared Default has occurred and subject to Clause 15 (Subordination on insolvency), the Obligors may pay, and the Hedging Banks may receive and retain, scheduled payments in respect of Hedging Debt arising under the original terms of the Hedging Documents (subject to any amendments permitted by this Agreement).

12.2                     Permitted Bridge Payments

(a)                            Subject to paragraph (b) below and Clause 13.1 (Suspension of Permitted Bridge Payments) and Clause 15 (Subordination on insolvency), the Obligors may pay, and the Bridge Finance Parties may receive and retain payments in respect of, any interest, fees or expenses or other amounts (including reasonable legal fees and taxes) on or in respect of any Bridge Debt in accordance with the Bridge Finance Documents (as in force at the date of this Agreement or as amended as permitted by this Agreement).

(b)                           Until the Senior Discharge Date, except with the prior consent of the Majority Senior Lenders, no Obligor may pay, and no Bridge Finance Party may receive and retain payment in respect of, any principal in respect of any Bridge Debt other than repayment in full of the Bridge Debt from the gross proceeds of the High Yield Notes and the High Yield Notes On-Loan, and/or Permitted Junior Securities.

12.3                     Permitted High Yield Notes Guarantees Payments and Permitted High Yield Notes On-Loan Payments

(a)                            The High Yield Notes Finance Parties may receive and retain Permitted Junior Securities in respect of the High Yield Notes Debt.

(b)                           The High Yield Notes Guarantors may pay and the High Yield Notes Trustee may receive and retain payments, in each case at a rate which is a normal market rate and on terms which are customary for a transaction of this nature, in respect of fees or expenses or other amounts (including reasonable legal fees and taxes) incurred on or behalf of the High Yield Notes Trustee in connection with carrying out its duties or exercising powers or discretion under the High Yield Notes Finance Documents.

(c)                            Subject to paragraph (d) below, Clause 13.2 (Suspension of Permitted High Yield Notes Guarantees Payments and Permitted High Yield On-Loan Payments) and Clause 15 (Subordination on insolvency):

(i)                                      the High Yield Notes Guarantors may pay and the High Yield Notes Finance Parties may receive and retain payments in respect of, any interest, fees, expenses or other amounts (including reasonable legal fees and taxes) on or in respect of any High Yield Notes Debt in accordance with the High Yield Notes Finance Documents; and

(ii)                                   Newco may pay, and the holder of the High Yield Notes On-Loan may receive and retain payment in respect of, any interest, fees or expenses or other amounts (including reasonable legal fees and taxes) on or in respect of the High Yield Notes On-Loan in accordance with the terms of the High Yield Notes On-Loan.

(d)                           Until:

(i)                                      the Senior Discharge Date, except with the prior consent of the Majority Senior Lenders; and

(ii)                                   after the Senior Discharge Date and until the Bridge Discharge Date, except with the prior consent of the Majority Bridge Lenders,

no Obligor may pay, and no holder of the High Yield Notes On-Loan may receive and retain payment in respect of, any principal in respect of the High Yield Notes On-Loan.

12.4                     Permitted Subordinated Preference Certificates Payments

Until:

(i)                                      the Senior Discharge Date, except with the prior consent of the Majority Senior Lenders and the Majority Bridge Lenders;

(ii)                                   after the Senior Discharge Date and until the Bridge Discharge Date, except with the prior consent of the Majority Bridge Lenders; and

(iii)                                after the Bridge Discharge Date and until the High Yield Notes Discharge Date, except with the prior consent of the High Yield Notes Trustee,

and subject to Clauses 14 (Turnover of Non-Permitted Payments) and 15 (Subordination on insolvency), DDBCo may pay, and the relevant Subordinated Preference Certificates Holders may receive and retain payments in respect of, any Subordinated Preference Certificates Debt to the extent permitted by each outstanding Applicable Facilities Agreement.

12.5                     Permitted Investor Payments

Until the Final Discharge Date and subject to Clauses 14 (Turnover of Non-Permitted Payments),15 (Subordination on insolvency) and 17 (Report Recoveries), a member of the Group may pay, and the Investors may receive and retain payments in respect of, any Investor Debt to the extent permitted by each outstanding Applicable Facilities Agreement.

12.6                     Permitted Intercompany Loan Payments

Until the Final Discharge Date and subject to Clauses 14 (Turnover of Non-Permitted Payments) and 15 (Subordination on insolvency), the Intercompany Borrowers may pay, and the Intercompany Lenders may receive and retain payments in respect of, any Intercompany Debt to the extent permitted by each outstanding Applicable Facilities Agreement; provided that no Senior Declared Default (until the Senior Discharge Date) or Bridge Declared Default (after the Senior Discharge Date and before the Bridge Discharge Date) or High Yield Notes Declared Default (after the issue of the High Yield Notes) is continuing or will be continuing immediately after the making of the relevant payment.

12.7                     Set-off

In this Clause 12, a payment or receipt includes a discharge by set-off.

13.                           Suspension of Permitted Payments

13.1                     Suspension of Permitted Bridge Payments

(a)                            Subject to Clause 15 (Subordination on insolvency), no Obligor may make, and no Bridge Finance Party may receive, any Permitted Bridge Payment (other than Permitted Junior Securities) without the prior consent of the Majority Senior Lenders if:

(i)                                      a Senior Payment Default is continuing;

(ii)                                   a Senior Default, other than a Senior Payment Default is continuing, from the date on which the Senior Agent delivers a Bridge Stop Notice to the Bridge Agent until the earliest of:

(A)                           the date falling 120 days after delivery of that Bridge Stop Notice;

(B)                             if a Bridge Standstill Period is in effect at any time after the relevant Senior Default giving rise to the delivery of that Bridge Stop Notice, the date on which that Bridge Standstill Period expires;

(C)                             the date on which the relevant Senior Default has been remedied or waived in accordance with the Senior Facility Agreement;

(D)                            the date on which the Senior Agent delivers a notice to the Bridge Agent cancelling the Bridge Stop Notice; and

(E)                              the Senior Discharge Date.

(b)                           For the benefit of the Bridge Finance Parties only:

(i)                                      a new Bridge Stop Notice may not be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Bridge Stop Notice; and

(ii)                                   no Bridge Stop Notice may be delivered in reliance on a Senior Default more than 180 days after the Senior Agent received notice of that Senior Default specifying the event or circumstances relating to that Senior Default and that it constitutes a Senior Default under the Senior Facility Agreement or otherwise the Agency department of the Senior Agent becomes aware of such Senior Default.

(c)                            The Senior Agent may only serve one Bridge Stop Notice with respect to the same event or set of circumstances. This shall not affect the right of the Senior Agent to issue a Bridge Stop Notice in respect of any other event or set of circumstances.

(d)                           For the avoidance of doubt, this Clause 13.1:

(i)                                      acts as a suspension of payment and not as a waiver of the right to receive payment when the suspension period has lapsed; and

(ii)                                   will not prevent the accrual or capitalisation of interest (including default interest) in accordance with the Bridge Finance Documents.

13.2                     Suspension of Permitted High Yield Notes Guarantees Payments and Permitted High Yield Notes On-Loan Payments

(a)                            Until the Senior Discharge Date and subject to Clause 15 (Subordination on insolvency), no High Yield Notes Guarantor may make, and:

(i)                                      no High Yield Notes Finance Party may receive, any Permitted High Yield Notes Guarantees Payment (other than Permitted Junior Securities); and

(ii)                                   the holder of the High Yield Notes On-Loan may not receive, any Permitted High Yield Notes On-Loan Payment,

if:

(A)                           a Senior Payment Default is continuing; or

(B)                             a Senior Default, other than a Senior Payment Default, is continuing, from the date on which the Senior Agent delivers a High Yield Notes Stop Notice to the High Yield Notes Trustee and the High Yield Notes Issuer until the earliest of:

1.                                    the date falling 179 days after delivery of that High Yield Notes Stop Notice;

2.                                    if a High Yield Notes Standstill Period is in effect at any time after the relevant Senior Default giving rise to delivery of that High Yield Notes Stop Notice, the date on which that High Yield Notes Standstill Period expires;

3.                                    the date on which the relevant Senior Default has been remedied or waived in accordance with the Senior Facility Agreement;

4.                                    the date on which the Senior Agent delivers a notice to the High Yield Notes Trustee and the High Yield Notes Issuer cancelling the High Yield Notes Stop Notice; and

5.                                    the Senior Discharge Date.

in any case, except with the prior consent of the Majority Senior Lenders.

(b)                           For the benefit of the High Yield Notes Finance Parties and the holder of the High Yield Notes On-Loan only:

(i)                                      a new High Yield Notes Stop Notice may not be delivered unless and until 360 days have elapsed since the delivery of the immediately prior High Yield Notes Stop Notice; and

(ii)                                   no High Yield Notes Stop Notice may be delivered in reliance on a Senior Default more than 180 days after the Senior Agent received notice of that Senior Default specifying the event or circumstances relating to that Senior Default and that it constitutes a Senior Default under the Senior Facility Agreement or the Agency department of the Senior Agent otherwise becomes aware of such Senior Default.

(c)                            The Senior Agent may only serve one High Yield Notes Stop Notice with respect to the same event or set of circumstances. This shall not affect the right of the Senior Agent to issue a High Yield Notes Stop Notice in respect of any other event or set of circumstances.

(d)                           For the avoidance of doubt, this Clause 13.2:

(i)                                      acts as a suspension of payment and not as a waiver of the right to receive payment when the suspension period has lapsed; and

(ii)                                   will not prevent the accrual or capitalisation of interest (including default interest) in accordance with the High Yield Notes Finance Documents.

14.                           Turnover of Non-Permitted Payments

14.1                     Turnover

Until the Final Discharge Date if:

(a)                                   any Hedging Bank receives or recovers any Hedging Recoveries except for any Permitted Hedging Payments;

(b)                                  any Bridge Finance Party receives or recovers any Bridge Recoveries except for any Permitted Bridge Payments;

(c)                                   any High Yield Notes Finance Party receives or recovers any High Yield Notes Recoveries except for any Permitted High Yield Notes Payments;

(d)                                  the holder of the High Yield Notes On-Loan receives or recovers any High Yield Notes On-Loan Recoveries except for any Permitted High Yield Notes On-Loan Payments;

(e)                                   any Subordinated Preference Certificates Holder receives or recovers any Subordinated Preference Certificates Recoveries except for any Permitted Subordinated Preference Certificates Payments;

(f)                                     any Investor receives or recovers any Investor Recoveries except for any Permitted Investor Payments;

(g)                                  any Intercompany Lender receives or recovers any Intercompany Recoveries except for any Permitted Intercompany Payments,

that Party shall:

(i)                                      within three Business Days notify details of the receipt or recovery to the Security Agent;

(ii)                                   hold any such assets and moneys received or recovered by it on trust for the Security Agent for application in accordance with Clause 22.1 (Order of application); and

(iii)                                within three Business Days of demand by the Security Agent, pay an amount equal to such receipt or recovery to the Security Agent for application in accordance with Clause 22.1 (Order of application).

14.2                     Non-creation of charge

Nothing in this Clause 14 or any other provision of this Agreement is intended to or shall create a charge or other Security.

14.3                     Protection upon turnover

If a Party is obliged to pay any amount to the Security Agent in accordance with this Clause 14:

(a)                                   the relevant Obligor or Intercompany Borrower shall indemnify that Party (to the extent of its liability for the relevant amount so paid) for any costs, liabilities and expenses incurred by it as a result of it having to make that payment; and

(b)                                  the relevant Debt in respect of which a Party made that payment to the Security Agent will be deemed not to have been reduced or discharged in any way or to any extent by the relevant payment, distribution, proceeds or other discharge.

15.                           Subordination on insolvency

15.1                     Subordination events

If:

(a)                                   any order is made or resolution passed for the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor;

(b)                                  any Obligor enters into any composition, assignment or arrangement with its creditors generally; or

(c)                                   any liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer is appointed in respect of any Obligor or any of its assets, or any analogous event occurs in any jurisdiction, this Clause 15 shall apply.

15.2                     Subordination

In any of the circumstances mentioned in Clause 15.1 (Subordination events):

(a)                                   the Bridge Debt will be subordinated in right of payment to the Senior Debt and the Hedging Debt; and

(b)                                  upon the refinancing of the Bridge Debt, the High Yield Notes Debt and the High Yield Notes On-Loan Debt will be subordinated in right of payment to the Senior Debt and the Hedging Debt;

(c)                                   the Subordinated Preference Certificates Debt will be subordinated in right of payment to the Senior Debt, the Hedging Debt, the Bridge Debt and, upon refinancing of the Bridge Debt, the Debt arising under the High Yield Notes Finance Documents and the High Yield Notes On-Loan Debt; and

(d)                                  the Subordinated Debt will be subordinated in right of payment to the Senior Debt, the Hedging Debt, the Bridge Debt (and, upon the refinancing of the Bridge Debt, the Debt arising under the High Yield Notes Finance Documents, the High Yield Notes On-Loan Debt) and the Subordinated Preference Certificates Debt.

15.3                     Filing of claims

(a)                            In any of the circumstances mentioned in Clause 15.1 (Subordination events), until the Final Discharge Date, the Security Agent may, and is hereby irrevocably authorised on behalf of each Secured Party, High Yield Finance Party, Subordinated Preference Certificates Holder, Subordinated Party and the holder of the High Yield Notes On-Loan to:

(i)                                      demand, claim, enforce and prove for the Junior Debt;

(ii)                                   file claims and proofs, give receipts and take any proceedings in respect of filing such claims or proofs and do anything which the Security Agent considers necessary or desirable to recover the Junior Debt; and

(iii)                                receive all distributions of the Junior Debt for application in accordance with Clause 22 (Application of recoveries).

(b)                           If and to the extent that the Security Agent is not entitled, or elects not, to take any of the action mentioned in paragraph (a) above, each Junior Creditor will do so as soon as reasonably practicable following request by the Security Agent provided that it is indemnified to its reasonable satisfaction against any resulting costs, expenses and liabilities.

15.4                     Distributions

In any of the circumstances mentioned in Clause 15.1 (Subordination events), until the Final Discharge Date, each Junior Creditor will:

(a)                                   hold all payments and distributions in cash or in kind received or receivable by it in respect of the Junior Debt on trust for the Security Agent for application in accordance with Clause 22.1 (Order of application);

(b)                                  on demand by the Security Agent, pay an amount equal to any Junior Debt owing to it and discharged by set-off or otherwise to the Security Agent for application in accordance with Clause 22.1 (Order of application);

(c)                                   promptly direct the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of the relevant Obligor or their proceeds to pay distributions in respect of the Junior Debt directly to the Security Agent; and

(d)                                  promptly use its reasonable efforts to undertake any actions requested by the Security Agent to give effect to this Clause 15.4,

save, in each case, that the Bridge Finance Parties and the High Yield Notes Finance Parties shall be entitled to receive and retain Permitted Junior Securities.

15.5                     Voting

(a)                            In any of the circumstances mentioned in Clause 15.1 (Subordination events), until the Final Discharge Date:

(i)                                      the Security Agent may, and is hereby irrevocably authorised on behalf of each Secured Party, High Yield Note Finance Party, Subordinated Preference Certificates Holder, Subordinated Party and the High Yield Notes Issuer to, exercise all powers of convening meetings, voting and representation in respect of the Junior Debt; and

(ii)                                   each Junior Creditor shall promptly execute and/or deliver to the Security Agent such forms of proxy and representation as it may require to facilitate any such action.

(b)                           If and to the extent that the Security Agent does not exercise a power under paragraph (a) above, each Junior Creditor will exercise that power as the Security Agent (acting on the instructions of an Instructing Group) directs.

(c)                            Nothing in this Clause 15.5 entitles the Security Agent (or an Instructing Group) to exercise or require any Junior Creditor to exercise a power of voting or representation to waive, reduce, discharge, extend the due date for repayment of or reschedule any Junior Debt.

16.                           Failure of trusts

If any trust intended to arise pursuant to Clause 14.1 (Turnover) or Clause 15.4 (Distributions) fails or for any reason (including the laws of any jurisdiction in which any such assets, moneys, payments or distributions may be situated) cannot be given effect to, the relevant Party will pay to the Security Agent for application in accordance with Clause 22.1 (Order of application) an amount equal to the amount (or the value of the relevant assets) intended to be so held on trust for the Security Agent.

17.                           Report Recoveries

Nothing in this Agreement shall prevent any Party from making claims for costs or damages in relation to the Reports provided that:

(a)                                   before any Party takes such action, it will notify and (except in the case of the Senior Finance Parties) consult with the other Parties to whom the relevant Report is addressed on the nature of the action to be taken;

(b)                                  if the Senior Discharge Date has not occurred and any Party (other than a Senior Finance Party) received any moneys as a result of making any claim for costs or damages in relation to any Report, the recipient shall pay an amount equal to the amount of such moneys (less the reasonable costs and expenses incurred in making such claim) to Newco by way of a loan which shall form part of the liabilities (if any) owing to that Party and, as such, shall rank pari passu with the other Debt (if any) due to such Party in accordance with the provisions of this Agreement and otherwise be subject to the provisions of this Agreement governing that Debt. Upon receipt by Newco of such moneys, they shall be applied in accordance with (if the Senior Discharge Date has not occurred) the Senior Finance Documents;

(c)                                   if (after the Senior Discharge Date) any Bridge Debt remains outstanding and any Party (other than a Bridge Finance Party) receives any moneys as a result of making any claim for costs or damages in relation to any Report, the recipient shall pay an amount equal to the amount of such moneys (less the reasonable costs and expenses incurred in making such claim) to Newco by way of a loan which shall form part of the liabilities (if any) owing to that Party and, as such, shall rank pari passu with the other Debt (if any) due to such party in accordance with the provisions of this Agreement and otherwise be subject to the provisions of this Agreement governing that Debt. Upon receipt by Newco of such moneys, they shall be applied in accordance with the Bridge Finance Documents; and

(d)                                  any moneys received by a Group Company as a result of a claim made in respect of any Report, shall be applied in accordance with the Senior Finance Documents (prior to the Senior Discharge Date) and the Bridge Finance Documents (after the Senior Discharge Date but before the Bridge Discharge Date).

18.                           Protection of subordination

18.1                     Continuing subordination

The subordination and priority provisions in this Agreement shall remain in full force and effect by way of continuing subordination and shall not be affected in any way by any intermediate payment or discharge in whole or in part of any Debt.

18.2                     Waiver of defences

Neither the subordination in this Agreement nor the obligations of any Secured Party, High Yield Notes Finance Party, Subordinated Preference Certificates Holder, Subordinated Party, Obligor,  Intercompany Borrower or the High Yield Notes Issuer shall be affected in any way by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice the subordination or any of those obligations in whole or in part (without limitation and whether or not known to any Secured Party, High Yield Notes Finance Party, Subordinated Preference Certificates Holder, Subordinated Party, Obligor, Intercompany Borrower or the High Yield Notes Issuer or any other person) including:

(a)                                   any time, waiver or consent granted to, or composition with, any person;

(b)                                  the release of any person under the terms of any composition or arrangement with any creditor of any person;

(c)                                   the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)                                  any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(e)                                   any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

(f)                                     any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(g)                                  any insolvency or similar proceedings; or

(h)                                  any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any person under any Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order.

18.3                     Appropriations by the Senior Finance Parties

Until the Senior Discharge Date has occurred, each Senior Finance Party and Hedging Bank (or any trustee or agent on its behalf) may, subject to its obligations under this Agreement:

(a)                                   apply any moneys or other assets received or recovered by it under this Agreement or from any Obligor or any other person against the Senior Debt or the Hedging Debt (as relevant) owed to it in accordance with the Applicable Facilities Agreement;

(b)                                  apply any moneys or other assets received or recovered by it from any Obligor or any other person (other than any moneys or other assets received or recovered under the Senior Finance Documents or the Hedging Documents (as relevant) or under this Agreement) against any liability of the relevant person to it other than the Senior Debt or the Hedging Debt (as relevant) owed to it; or

(c)                                   after the Enforcement Date, unless or until such moneys or other assets in aggregate received or recovered by it under the Senior Finance Documents or the Hedging Documents (as relevant) are sufficient to bring about the Senior Discharge Date, if otherwise applied in accordance with the provisions of this Agreement, hold in an interest-bearing suspense account any moneys or other assets received from any Obligor or any other person.

18.4                     Appropriations by the Bridge Finance Parties

After the Senior Discharge Date has occurred and until the Bridge Discharge Date has occurred, each Bridge Finance Party (or any trustee or agent on its behalf) may, subject to its obligations under this Agreement:

(a)                                   apply any moneys or other assets received or recovered by it under this Agreement or from any Obligor or any other person against the Bridge Debt owed to it, in such order as it sees fit;

(b)                                  apply any moneys or other assets received or recovered by it from any Obligor or any other person (other than any moneys or other assets received or recovered under the Bridge Finance Documents or under this Agreement) against any liability of the relevant person to it other than the Bridge Debt owed to it; or

(c)                                   after the Enforcement Date, unless or until such moneys or other assets in aggregate received or recovered by it under the Bridge Finance Documents are sufficient to bring about the Bridge Discharge Date, if otherwise applied in accordance with the provisions of this Agreement, hold in an interest-bearing suspense account any moneys or other assets received from any Obligor or any other person.

18.5                     Appropriations by the High Yield Notes Finance Parties

After the Bridge Discharge Date has occurred and until the High Yield Notes Discharge Date has occurred, each High Yield Notes Finance Party (or any trustee or agent on its behalf) may, subject to its obligations under this Agreement:

(a)                                   apply any moneys or other assets received or recovered by it under this Agreement or from any Obligor or any other person against the High Yield Notes Debt owed to it, in such order as it sees fit;

(b)                                  apply any moneys or other assets received or recovered by it from any Obligor or any other person (other than any moneys or other assets received or recovered under the High Yield Notes Finance Documents or under this Agreement) against any liability of the relevant person to it other than the High Yield Notes Debt owed to it; or

(c)                                   after the Enforcement Date, unless or until such moneys or other assets in aggregate received or recovered by it under the High Yield Notes Finance Documents are sufficient to bring about the High Yield Notes Discharge Date, if otherwise applied in accordance with the provisions of this Agreement, hold in an interest-bearing suspense account any moneys or other assets received from any Obligor or any other person.

18.6                     Appropriations by the holder of the High Yield Notes On-Loan

After the Bridge Discharge Date has occurred and until the High Yield Notes On-Loan Discharge Date has occurred, the holder of the High Yield Notes On-Loan (or any trustee or agent on its behalf) may, subject to its obligations under this Agreement:

(a)                                   apply any moneys or other assets received or recovered by it under this Agreement or from any Obligor or any other person against the High Yield Notes On-Loan Debt owed to it, in such order as it sees fit;

(b)                                  apply any moneys or other assets received or recovered by it from any Obligor or any other person (other than any moneys or other assets received or recovered under the High Yield Notes Finance Documents or under this Agreement) against any liability of the relevant person to it other than the High Yield Notes On-Loan Debt owed to it; or

(c)                                   after the Enforcement Date, unless or until such moneys or other assets in aggregate received or recovered by it under the High Yield Notes On-Loan are sufficient to bring about the High Yield Notes On-Loan Discharge Date, if otherwise applied in accordance with the provisions of this Agreement, hold in an interest-bearing suspense account any moneys or other assets received from any Obligor or any other person.

18.7                     Appropriations by the Subordinated Preference Certificates Holders

After the High Yield Notes Discharge Date has occurred and until the Subordinated Preference Certificates Discharge Date has occurred, each Subordinated Preference Certificates Holder (or any trustee or agent on its behalf) may, subject to its obligations under this Agreement:

(a)                                   apply any moneys or other assets received or recovered by it under this Agreement or from any Obligor or any other person against the Subordinated Preference Certificates Debt owed to it, in such order as it sees fit;

(b)                                  apply any moneys or other assets received or recovered by it from any Obligor or any other person (other than any moneys or other assets received or recovered under the Subordinated Preference Certificates Finance Documents or under this Agreement) against any liability of the relevant person to it other than the Subordinated Preference Certificates Debt owed to it; or

(c)                                   after the Enforcement Date, unless or until such moneys or other assets in aggregate received or recovered by it under the Subordinated Preference Certificates Finance Documents are sufficient to bring about the Subordinated Preference Certificates Discharge Date, if otherwise applied in accordance with the provisions of this Agreement, hold in an interest-bearing suspense account any moneys or other assets received from any Obligor or any other person.

19.                           Priority

19.1                     Ranking

(a)                            All guarantees of the Senior Debt and the Hedging Debt and all Security created pursuant to any Security Document will rank as Security for the Senior Debt and the Hedging Debt pari passu between themselves but ahead of any guarantees and Security for the Bridge Debt and any High Yield Notes Guarantees, irrespective of the order of execution, creation, registration, notice, enforcement or otherwise.

(b)                           The Senior Security Documents will secure the Senior Debt and the Hedging Debt pari passu between themselves, irrespective of:

(i)                                      the date on which the Senior Debt or Hedging Debt arose;

(ii)                                   whether a Senior Finance Party or Hedging Bank is obliged to advance any Senior Debt or Hedging Debt; or

(iii)                                any fluctuation in the amount, or any intermediate discharge in whole or in part, of any Senior Debt or Hedging Debt.

(c)                            The High Yield Notes On-Loan Debt, Subordinated Preference Certificates Debt and the Subordinated Debt is and shall remain unsecured.

19.2                     Registration and notice

The Parties will co-operate with each other with a view to reflecting the priority of the Security created pursuant to any Security Document in any register or with any filing or registration authority and in giving notice to any person of any of the Security created pursuant to any Security Document.

20.                           Restrictions on enforcement

20.1                     Restrictions on enforcement by the Hedging Banks

(a)                            Until the Senior Discharge Date, no Hedging Bank shall, except with the prior consent of the Majority Senior Lenders, take any Enforcement Action in relation to any Hedging Debt unless a Specified Default is continuing, in which event Clause 21.1 (Permitted hedging enforcement) shall apply.

(b)                           Notwithstanding any Hedging Document, “Automatic Early Termination” shall not apply where the Obligor is the “Defaulting Party” (each as defined in the ISDA Master Agreement).

20.2                     Restrictions on enforcement by the Bridge Finance Parties

Until the Senior Discharge Date, no Bridge Finance Party shall, except with the prior consent of the Majority Senior Lenders, take any Enforcement Action in relation to any Bridge Debt, except as permitted by Clause 21.2 (Permitted Bridge enforcement).

20.3                     Restrictions on enforcement by the holder of the High Yield Notes On-Loan, the High Yield Notes Assignment of On-Loan and/or the High Yield Notes Second Ranking Charge

Until the Senior Discharge Date, except with the prior consent of or as required by the Majority Senior Lenders:

(i)                                      the holder of the High Yield Notes On-Loan shall not take any Enforcement Action in relation to any High Yield Notes On-Loan Debt or the High Yield Notes Assignment of On-Loan;

(ii)                                   the High Yield Notes Finance Parties shall not enforce the High Yield Notes Second Ranking Charge; and

(iii)                                the High Yield Notes Finance Parties shall not take any Enforcement Action in relation to the High Yield Notes Guarantees unless they have matured in accordance with paragraph 1 of the High Yield Notes Guarantee Maturity Provisions,

except as permitted under Clause 21.4 (Permitted High Yield Notes On-Loan, the High Yield Notes Assignment of On-Loan and/or the High Yield Notes Second Ranking Charge enforcement); provided however that no such action required by the Majority Senior Lenders need be taken except to the extent the Majority Senior Lenders otherwise are entitled under this Agreement to direct such action.

20.4                     Restrictions on enforcement by the Subordinated Preference Certificates Holders

Until the Final Discharge Date, no Subordinated Preference Certificates Holder shall, except with the prior consent of or as required by an Instructing Group, take any Enforcement Action in relation to any Subordinated Preference Certificates Debt. If required by the Majority Senior Lenders, the Majority Bridge Lenders or the High Yield Notes Trustee to take Enforcement Action, the Subordinated Preference Certificates Holders will apply any proceeds from that Enforcement Action in accordance with Clause 14 (Turnover of Non-Permitted Payments).

20.5                     Restrictions on enforcement by the Investors

Subject to Clause 17 (Report Recoveries), until the Final Discharge Date, no Investor shall, except with the prior consent of or as required by an Instructing Group, take any Enforcement Action in relation to any Investor Debt.  If required by an Instructing Group to take Enforcement Action, the Investors will apply any proceeds from that Enforcement Action in accordance with Clause 14 (Turnover of Non-Permitted Payments).

20.6                     Restrictions on enforcement by the Intercompany Lenders

Until the Final Discharge Date, no Intercompany Lender shall, except with the prior consent of or as required by an Instructing Group take any Enforcement Action in relation to any Intercompany Debt.  If required by an Instructing Group, to take Enforcement Action, the Intercompany Lenders will apply any proceeds from that Enforcement Action in accordance with Clause 14 (Turnover of Non-Permitted Payments).

21.                           Permitted Enforcement

21.1                     Permitted hedging enforcement

(a)                            If a Specified Default is continuing, a Hedging Bank may designate an Early Termination Date in accordance with the relevant Hedging Document or otherwise terminate the relevant Hedging Document, provided that no other Enforcement Action is taken.

(b)                           If a Senior Declared Default has occurred, each Hedging Bank will, promptly after a request by the Security Agent, designate an Early Termination Date under or otherwise terminate each Hedging Document to which it is a party and any derivative transaction entered into under that Hedging Document.

(c)                            On or following:

(i)                                      the designation of an Early Termination Date or other termination as provided in paragraph (a) or (b) above; or

(ii)                                   the occurrence of the Enforcement Date,

any amount which falls due from a Hedging Bank to any Obligor shall be paid by that Hedging Bank to the Security Agent promptly for application in accordance with Clause 22.1 (Order of application).

21.2                     Permitted Bridge enforcement

The restrictions in Clause 20.2 (Restrictions on enforcement by the Bridge Finance Parties) will not apply if:

(a)                                   an Insolvency Event relating to a Key Company is continuing;

(b)                                  a Senior Declared Default is continuing;

(c)                                   the Majority Senior Lenders have enforced or instructed the Security Agent to enforce the Security conferred by any Security Document; or

(d)                                  a Bridge Default (the “Relevant Bridge Default”) is continuing and:

(i)                                  the Senior Agent has received a notice of the Relevant Bridge Default specifying the event or circumstances of that Relevant Bridge Default from the Bridge Agent; and

(ii)                               a period (a “Bridge Standstill Period”) of not less than:

(A)                           90 days, in the case of a Bridge Payment Default;

(B)                             120 days, in the case of a Bridge Default arising as a result of breach of Clause 20 (Financial covenants) of the Bridge Facility Agreement; or

(C)                             150 days, in the case of any other Bridge Default,

has elapsed from the date the Senior Agent received that notice.

21.3                     Subsequent Bridge defaults

The Bridge Finance Parties may take Enforcement Action under Clause 21.2 (Permitted Bridge enforcement) in relation to a Relevant Bridge Default even if, at the end of any relevant Bridge Standstill Period or at any later time, a further Bridge Standstill Period has begun as a result of any other Bridge Default.

21.4                     Permitted High Yield Notes On-Loan, the High Yield Notes Assignment of On-Loan and/or High Yield Notes Second Ranking Charge enforcement

The restrictions in Clause 20.3 (Restrictions on enforcement by the holder of the High Yield Notes On-Loan, High Yield Notes Assignment of On-Loan and/or the High Yield Notes Second Ranking Charge) will not apply if:

(a)                                   an Insolvency Event in respect of a Key Company is continuing; or

(b)                                  a High Yield Notes Default (the “Relevant High Yield Notes Default”) is continuing and:

(i)                                  the Senior Agent has received a notice of the Relevant High Yield Notes Default specifying the event or circumstances of that Relevant High Yield Notes Default from the High Yield Notes Trustee acting (in relation to the High Yield Notes Second Ranking Charge only) on the instructions of the High Yield Noteholders whose High Yield Notes Funding Obligations are more than 50.01 per cent. of the aggregate of the High Yield Notes Funding Obligations; and

(ii)                               a period (a “High Yield Notes Standstill Period”) of not less than 179 days has elapsed from the date that notice was given to the Senior Agent.

21.5                     Subsequent High Yield Notes On-Loan defaults

The High Yield Notes Finance Parties or the holder of the High Yield Notes On-Loan, as applicable, may take Enforcement Action under Clause 21.4 (Permitted High Yield Notes On-Loan, the High Yield Notes Assignment of On-Loan and/or the High Yield Notes Second Ranking Charge enforcement) in relation to a Relevant High Yield Notes Default even if, at the end of any relevant High Yield Notes Standstill Period or at any later time, a further High Yield Notes Standstill Period has begun as a result of any other High Yield Notes Default.

21.6                     Assistance during any Enforcement Action by the Senior Finance Parties

(a)                            For the benefit of the Senior Finance Parties, the Bridge Finance Parties acknowledge and agree that if the Security Agent (or any other Senior Finance Party) is taking all reasonable commercial efforts after the Enforcement Date to implement a sale of the shares of Target pursuant to Clause 23.3(b)(iv) (Release of Security on enforcement) as expeditiously as reasonably practicable having regard to the circumstances, no Bridge Finance Party will take any Enforcement Action which would be reasonably likely to adversely affect such sale or the amount of proceeds to be derived therefrom.

(b)                           For the benefit of the Senior Finance Parties, the High Yield Notes Finance Parties acknowledge and agree that if the Security Agent (or any other Senior Finance Party) is taking all reasonable commercial efforts after the Enforcement Date to implement a sale of the shares of Target pursuant to Clause 23.3(b)(iv) (Release of Security on enforcement) as expeditiously as reasonably practicable having regard to the circumstances, no High Yield Notes Finance Party will take any Enforcement Action which would be reasonably likely to adversely affect such sale or the amount of proceeds to be derived therefrom.

(c)                            For the avoidance of doubt, nothing in paragraph (b) above shall affect the rights of the High Yield Notes Finance Parties to:

(i)                                      enforce their security over the High Yield Notes On-Loan in accordance with this Agreement; or

(ii)                                   take any other action against the High Yield Notes Issuer or Midco.

22.                           Application of recoveries

22.1                     Order of application

Subject to the rights of creditors mandatorily preferred by law applying to companies generally, the proceeds of enforcement of the Security conferred by the Security Documents and all recoveries by the Security Agent under guarantees of the Senior Debt and the Hedging Debt, and the High Yield Notes Guarantees shall be applied in the order set out from first to third below and all other amounts paid to the Security Agent pursuant to this Agreement shall be applied in the following order:

(a)                                   first, in or towards payment of any unpaid fees, costs, expenses and liabilities (including any interest thereon as provided in the Security Documents) incurred by or on behalf of the Security Agent (or any adviser, receiver, delegate, attorney or agent) and the remuneration of the Security Agent (or any adviser, receiver, delegate, attorney or agent) in connection with carrying out its duties or exercising powers or discretions under the Security Documents or this Agreement;

(b)                                  second, in or towards payment to the Senior Agent for application towards any unpaid costs and expenses incurred by or on behalf of any Senior Finance Party or Hedging Bank in connection with such enforcement, recovery or other payment pari passu between themselves;

(c)                                   third, in or towards payment pari passu to:

(i)                                  the Senior Agent for application towards the balance of the Senior Debt (in accordance with the Senior Facility Agreement) and the Hedging Debt; and

(ii)                               the High Yield Notes Trustee for application towards any reasonable unpaid costs and expenses incurred by the High Yield Notes Trustee (or any advisor, receiver, delegate, attorney or agent) in connection with any enforcement, recovery or other payment and the reasonable remuneration of the High Yield Notes Trustee (or any adviser, receiver, delegate, attorney or agent) in connection with carrying out its duties or exercising powers or discretions under the High Yield Notes, Finance Documents or this Agreement (but excluding any payment in relation to any unpaid costs and expenses incurred in respect of any litigation by or on behalf of any High Yield Notes Finance Party against any of the Senior Finance Parties);

(d)                                  fourth, after the Senior Discharge Date, in or towards payment to the Bridge Agent for application towards any unpaid costs and expenses incurred by or on behalf of any Bridge Finance Party in connection with such enforcement, recovery or other payment pari passu between themselves;

(e)                                   fifth, after the Senior Discharge Date, in or towards payment to the Bridge Agent for application towards the balance of the Bridge Debt (in accordance with the Bridge Facility Agreement);

(f)                                     sixth, after the Bridge Discharge Date, in or towards payment to the High Yield Notes Trustee for application towards the balance of the High Yield Notes Debt (in accordance with the High Yield Notes Indenture);

(g)                                  seventh, after the High Yield Notes Discharge Date, in or towards payment to the Subordinated Preference Certificates Holders for application towards the balance of the Subordinated Preference Certificates Debt (in accordance with the Subordinated Preference Certificates Instrument); and

(h)                                  eighth, after the Final Discharge Date, in payment of the surplus (if any) to the relevant Obligor or other person entitled thereto.

22.2                     Good discharge

An acknowledgement of receipt signed by the relevant person to whom payments are to be made under this Clause 22 shall be a good discharge of the Security Agent.

23.                           Enforcement of Security

23.1                     Enforcement instructions

(a)                            Subject to paragraphs (b), (c), (d) and (e) below, until the Senior Discharge Date, the Security Agent shall:

(i)                                      exercise any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Majority Senior Creditors (or, if so instructed by the Majority Senior Lenders, refrain from exercising any right, power, authority or discretion vested in it as Security Agent); and

(ii)                                   not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Senior Lenders.

(b)                           Where:

(i)                                      the Bridge Finance Parties are permitted under Clause 21.2 (Permitted Bridge enforcement) to take Enforcement Action; and

(ii)                                   the Senior Finance Parties have taken no Enforcement Action in relation to the Senior Security Documents (or have taken such Enforcement Action but are not pursuing it diligently), the Security Agent shall (but only as long as the Senior Finance Parties are not taking Enforcement Action or not pursuing it diligently) (i) exercise any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Majority Bridge Lenders (or, if so instructed by the Majority Bridge Lenders, refrain from exercising any right, power, authority or discretion vested in it as Security Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Bridge Lenders.

(c)                            Where:

(i)                                      the High Yield Finance Parties are permitted to take Enforcement Action in relation to the High Yield Notes Second Ranking Charge under Clause 21.4 (Permitted High Yield Notes On-Loan, the High Yield Notes Assignment of On-Loan and/or the High Yield Notes Second Ranking Charge enforcement); and

(ii)                                   the Senior Finance Parties have taken no Enforcement Action in relation to the Senior Security Documents related to the shares of Target (or have taken such Enforcement Action but are not pursuing it diligently), the Security Agent shall (but only as long as the Senior Finance Parties are not taking such  Enforcement Action or have taken such Enforcement Action but are not pursuing it diligently) (i) exercise any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the High Yield Notes Trustee (on the instructions of the High Yield Noteholders whose High Yield Notes Funding Obligations are more than 50.01 per cent. of the aggregate of the High Yield Notes Funding Obligations) or, if so instructed by the High Yield Notes Trustee, refrain from exercising any right, power, authority or discretion vested in it as Security Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the High Yield Notes Trustee.

(d)                           After the Senior Discharge Date and until the Bridge Discharge Date, the Security Agent shall:

(i)                                      exercise any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Majority Bridge Lenders (or, if so instructed by the Majority Bridge Lenders, refrain from exercising any right, power, authority or discretion vested in it as Security Agent); and

(ii)                                   not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Bridge Lenders.

(e)                            After the Senior Discharge Date and the Bridge Discharge Date and until the High Yield Notes Discharge Date, the Security Agent shall:

(i)                                      exercise any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the High Yield Notes Trustee (or, if so instructed by the High Yield Notes Trustee, refrain from exercising any right, power, authority or discretion vested in it as Security Agent); and

(ii)                                   not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the High Yield Notes Trustee.

(f)                              Any instructions given in accordance with paragraphs (a) to (e) above will be binding on all the Secured Parties and the High Yield Noteholders.

(g)                           The Security Agent may refrain from acting in accordance with any instructions given in accordance with paragraphs (a) to (e) above until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(h)                           In the absence of instructions given in accordance with paragraphs (a) to (e) above, the Security Agent may act (or refrain from taking action) as it considers to be in the best interest of the Senior Finance Parties, or after the Senior Discharge Date, the Bridge Finance Parties or after the Bridge Discharge Date, the High Yield Noteholders.

(i)                               The Security Agent is not authorised to act on behalf of a Secured Party or a High Yield Noteholder (without first obtaining that Party’s consent) in any legal or arbitration proceedings relating to any

Senior Finance Document, any Hedging Document, any Bridge Finance Document, any High Yield Notes Finance Document or this Agreement.

23.2                     Exemption

No Senior Finance Party shall be responsible to any other Party, no Bridge Finance Party shall be responsible to any other Party and no High Yield Notes Finance Party shall be responsible to any other Party, under this Agreement for any instructions given or not given to the Security Agent in relation to the Security Documents.

23.3                     Release of Security on enforcement

(a)                            Subject to paragraph (b) below, if, pursuant to or for the purpose of any Enforcement Action taken or to be taken by the Security Agent in accordance with this Agreement, the Security Agent requires any release of any guarantee or Security for the Senior Debt, the Hedging Debt or the Bridge Debt granted by any member of the Group or of any High Yield Notes Guarantee or the High Yield Notes Second Ranking Charge, each Party shall promptly enter into any release and/or other document and take any action which the Security Agent may reasonably require.

(b)                           The Bridge Finance Parties and/or the High Yield Notes Finance Parties (as applicable) will be required to authorise any release described in paragraph (a) above only if the net sale proceeds are applied in accordance with Clause 22.1 (Order of application) and if one of more of the following conditions is satisfied:

(i)                                      all of the shares of the relevant Obligor (or any direct or indirect holding company of such Obligor) or the assets of such Obligor are sold or otherwise disposed of (and the proceeds thereof are applied and the relevant release occurs) in compliance with the provisions of the Bridge Facility Agreement or High Yield Notes Finance Documents (as applicable) and such sale or disposal is not to an associated company of the Company; or

(ii)                                   the Majority Bridge Lenders or High Yield Notes Trustee acting at the instruction of the High Yield Noteholders in accordance with the High Yield Notes Indenture (as applicable) have consented in writing to such release; or

(iii)                                all of the shares of the relevant Obligor (or any Holding Company of such Obligor) are sold by an administrator (appointed under the Insolvency Act 1986); and

(A)                           the administrator is appointed to an Obligor or Holding Company in relation to which the High Yield Noteholders are creditors in respect of the High Yield Debt;

(B)                             the administrator is an insolvency practitioner and a partner of any of Messrs. Ernst & Young, PricewaterhouseCoopers, Deloitte & Touche or KPMG whose appointment the High Yield Notes Trustee has not objected to (acting reasonably) under the provisions of the Insolvency Act 1986 relating to the selection of a person or persons to be an/the administrator;

(C)                             the shares of the relevant Obligor or Holding Company have been sold pursuant to an auction or competitive bid process during which bids were widely solicited from trade and financial buyers and during which the administrator consulted with an internationally recognised investment bank in good faith regarding the manner in which to obtain the best price for such shares, considered the recommendations of such investment bank and (where the administrator considers it appropriate in good faith) implemented the applicable recommendations;

(D)                            the proceeds of such sale are in cash (or substantially all cash); and

(E)                              the claims and security interests of the Senior Finance Parties against the relevant Obligor and its subsidiaries are irrevocably and unconditionally released (and not assumed by the relevant purchaser or any Affiliate thereof) concurrently with such sale.

In the case of any High Yield Notes Guarantee granted by the Obligor that has been sold and by any Subsidiary of such Obligor shall be released concurrently with written confirmation by the Security Trustee that the provisions of this Clause 23.3 (b) (iii) have been or will be complied with;

(iv)                               the shares of the relevant Obligor (or any direct or indirect Holding Company of such Obligor) are sold pursuant to Enforcement Action by the Senior Lenders or the relevant assets are sold pursuant to Enforcement Action by the Senior Lenders, in each case, under the Senior Security Documents and:

(A)                           the proceeds of such sale received by the Security Agent are in cash (or substantially all cash);

(B)                             the claims and security interests of the Senior Finance Parties against the relevant Obligor or assets (as applicable) and each subsidiary of the relevant Obligor are irrevocably and unconditionally released (and not assumed by the relevant purchaser or any Affiliate thereof) concurrently with such sale; and

(C)                             the sale is either made pursuant to a public auction or is otherwise made for fair market value (taking into account the circumstances giving rise to the sale) as certified to the Senior Lenders by an independent internationally recognised investment bank.

In such case (i) any guarantee granted by the Obligor that has been sold and by any Subsidiary of such Obligor and (ii) any security over the asset sold (but not over the proceeds of the sale of such asset) shall be released concurrently with written confirmation by the Security Trustee that the provisions of this Clause 23.3(b) (iv) have been or will be complied with.

23.4                     Disposals

Without prejudice to Clause 23.3(b)(iv), if a disposal of and a release of any lien over assets is permitted under, and such disposal will not result directly or indirectly in any breach of the terms of, the Senior Finance Documents, the Bridge Finance Documents or the High Yield Notes Finance Documents, as applicable, and no Senior Declared Default, Bridge Declared Default or High Yield Notes Declared Default, as applicable, has occurred, the Security Agent shall (at the cost of the Obligors) release those assets from the Security Documents.

23.5                     Authority of Security Agent

(a)                            If in connection with any Enforcement Action specified in Clause 23.3 (Release of Security on enforcement) or a disposal pursuant to Clause 23.4 (Disposals):

(i)                                      the Security Agent (or any receiver or (to the extent set out in Clause 23.3) any administrator) sells or otherwise disposes of (or proposes to sell or otherwise dispose of) any asset under any Security Document; or

(ii)                                   a member of the Group sells or otherwise disposes of (or proposes to sell or otherwise dispose of) any asset at the request of the Security Agent or an Instructing Group, the Security Agent may (and may instruct the Bridge Agent and the High Yield Trustee), and is hereby irrevocably authorised on behalf of each Party to:

(A)                           release the Security created pursuant to the Security Documents over the relevant asset (but not the proceeds from the sale thereof); and

(B)                             if the relevant asset comprises all of the shares in the capital of a member of the Group, release that member of the Group from all its past, present and future liabilities and/or obligations (both actual and contingent) as a borrower or guarantor of the whole or any part of the Debt (including any liability to any other member of the Group by way of guarantee) and release any Security granted by that member of the Group over any of its assets under any Security Document.

The net cash proceeds of sale or disposal shall be applied in or towards payment of Debt in accordance with Clause 22.1 (Order of application).

(b)                           Each Party shall promptly enter into any release and/or other document and take any action which the Security Agent may reasonably require to give effect to paragraph (a) above.

(c)                            No such release under paragraph (a) above will affect the obligations and/or liabilities of:

(i)                                      any other member of the Group to the Secured Parties and/or Subordinated Parties; or

(ii)                                   any Subordinated Party to the Secured Parties.

23.6                     High Yield Notes Trustee

Where the Security Agent is entitled or required to act in accordance with the instructions of the High Yield Notes Trustee it will be entitled to act (without further investigation) upon any instructions or communication received by it from the High Yield Notes Trustee (or any other representative appointed on behalf of the High Yield Notes Finance Parties) and will not be bound to enquire whether the requisite High Yield Noteholder approval has been obtained provided this has been confirmed by the High Yield Notes Trustee or other authorised representative.

24.                           Option to purchase

24.1                     Option to purchase

If a Senior Declared Default has occurred and the Senior Finance Parties have begun any formal step to enforce any rights under any Senior Finance Document and/or Security under any Security Document, the Bridge Agent may (at the expense of the Bridge Finance Parties) or, after the Bridge Discharge Date, the High Yield Noteholders may (at the expense of the High Yield Noteholders), if:

(a)                                   they give not less than 10 Business Days’ notice to the Senior Agent; and

(b)                                  prior to giving any such notice, they obtain all necessary approvals from the Bridge Finance Parties or the High Yield Notes Finance Parties, as the case may be,

acquire or procure the acquisition by a person nominated by the Bridge Finance Parties of all (but not part only) of the rights and obligations of:

(i)                                      the Senior Finance Parties in connection with the Senior Debt under the Senior Finance Documents by way of transfer under Clause 28 (Changes to the Lenders) of the Senior Facility Agreement; and

(ii)                                   the Hedging Banks in connection with the Hedging Debt under the Hedging Documents.

24.2                     Terms of purchase

Any purchase under Clause 24.1 (Option to purchase) shall be on the following terms:

(a)                                   payment in full in cash of an amount equal to the Senior Debt outstanding as at the date that amount is to be paid, as determined by the Senior Agent (acting reasonably);

(b)                                  payment in full in cash of the amount which each Senior Finance Party certifies to be necessary to compensate it for any loss on account of funds borrowed, contracted for or utilised to fund any amount included in the Senior Debt resulting from the receipt of that payment otherwise than on the last day of an Interest Period;

(c)                                   after the transfer, no Senior Finance Party will be under any actual or contingent liability to any Obligor or any other person under this Agreement or any Senior Finance Document for which it is not holding cash collateral in an amount and on terms reasonably satisfactory to it;

(d)                                  each Bridge Finance Party (or a third party acceptable to all the Senior Finance Parties) or High Yield Notes Finance Party (or a third party acceptable to all the High Yield Notes Finance Parties), as the case may be, shall be deemed to have indemnified each Senior Finance Party on the date of the relevant transfer in respect of all losses which may be sustained or incurred by any Senior Finance Party as a result of any sum received or recovered by any Senior Finance Party from any Obligor, any Bridge Finance Party, any High Yield Notes Finance Party or any other person being required (or it being alleged that it is required) to be paid back by or clawed back from any Senior Finance Party for any reason. Where it is demonstrated to the reasonable satisfaction of the Senior Agent that those losses could not have been recovered in full by the relevant Senior Finance Party if that transfer had not been made, that indemnity shall not extend to the shortfall; and

(e)                                   the relevant transfer shall be without recourse to, or warranty from, any Senior Finance Party, except that each Senior Finance Party shall be deemed to have represented and warranted on the date of that transfer that:

(i)                                  it is the sole owner, free from all Security and third party interests (other than any arising under the Senior Finance Documents or by operation of law), of all rights and interests under the Senior Finance Documents purporting to be transferred by it by that transfer; and

(ii)                               it has the power to enter into and make, and has taken all necessary action to authorise its entry into and making, that transfer.

25.                           Preservation of Debt

25.1                     Preservation of Junior Debt

(a)                            Notwithstanding any term of this Agreement postponing, subordinating or preventing the payment of all or any part of the Junior Debt, the relevant Junior Debt shall, as between the Obligors, the Intercompany Borrowers and the Junior Creditors, be deemed to remain owing or due and payable (and interest, default interest or indemnity payments shall continue to accrue) in accordance with the Bridge Finance Documents, the High Yield Notes Finance Documents, the High Yield Notes On-Loan, the Investor Documents or the Intercompany Documents (as the case may be).

(b)                           No failure to exercise, nor any delay in exercising, on the part of any Junior Creditor any right or remedy under any Bridge Finance Document, High Yield Notes Finance Document, the High Yield Notes On-Loan, Subordinated Preference Certificates Finance Document, Investor Document or Intercompany Document (as the case may be) by reason of any term of this Agreement postponing, restricting or preventing such exercise shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy by any Junior Creditor.

25.2                     No liability

(a)                            No Senior Finance Party or Hedging Bank will be liable to any Junior Creditor for:

(i)                                      the manner of exercise or any non-exercise of its rights, remedies, powers, authorities or discretions under this Agreement; or

(ii)                                   any failure to collect or preserve any Debt or delay in doing so.

(b)                           No Bridge Finance Party will be liable to any other Junior Creditor for:

(i)                                      the manner of exercise or any non-exercise of its rights, remedies, powers, authorities or discretions under this Agreement; or

(ii)                                   any failure to collect or preserve any Debt or delay in doing so.

(c)                            No High Yield Notes Finance Party will be liable to any other Junior Creditor for:

(i)                                      the manner of exercise or any non-exercise of its rights, remedies, powers, authorities or discretions under this Agreement; or

(ii)                                   any failure to collect or preserve any Debt or delay in doing so.

(d)                           The Subordinated Preference Certificates Holders will not be liable to any other Junior Creditor for:

(i)                                      the manner of exercise or any non-exercise of its rights, remedies, powers, authorities or discretions under this Agreement; or

(ii)                                   any failure to collect or preserve any Debt or delay in doing so.

26.                           Sharing among the Secured Parties and High Yield Notes Finance Parties

26.1                     Payments to Secured Parties

(a)                            If a Senior Finance Party, Hedging Bank, Bridge Finance Party or a High Yield Notes Finance Party (a “Recovering Creditor”) makes a Senior Recovery, Hedging Recovery, Bridge Recovery or High Yield Notes Recovery, as relevant (the “Recovery” which, for the avoidance of doubt, includes any recovery in relation to any Report) in respect of any amounts owed by any Obligor other than in accordance with Clause 22.1 (Order of application) and applies that amount to a payment due under the Finance Documents to which it is a party then:

(i)                                      the Recovering Creditor shall, within three Business Days, notify details of the Recovery to the Security Agent and, as relevant, the Senior Agent, the Bridge Agent or the High Yield Notes Trustee;

(ii)                                   the Security Agent shall determine whether the Recovery is in excess of the amount the Recovering Creditor would have been paid had the Recovery been made by the Security Agent and distributed in accordance with Clause 22.1 (Order of application), without taking account of any Tax which would be imposed on the Security Agent, the Senior Agent, the Bridge Agent or the High Yield Notes Trustee, as relevant, in relation to the Recovery; and

(iii)                                the Recovering Creditor shall, within three Business Days of demand by the Security Agent, pay to the Security Agent an amount (the “Sharing Payment”) equal to such Recovery less any amount which the Security Agent determines may be retained by the Recovering Creditor as its share of any payment to be made in accordance with Clause 22.1 (Order of application).

26.2                     Redistribution of payments

The Security Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Secured Parties and the High Yield Notes Finance Parties (other than the Recovering Creditor) in accordance with Clause 22.1 (Order of application).

26.3                     Recovering Creditor’s rights

(a)                            On a distribution by the Security Agent under Clause 26.2 (Redistribution of payments), the Recovering Creditor will be subrogated to the rights of the Secured Parties and the High Yield Notes Finance Parties which have shared in the redistribution.

(b)                           If and to the extent that the Recovering Creditor is not able to exercise its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Creditor for a debt equal to the Sharing Payment which is immediately due and payable.

26.4                     Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Creditor becomes repayable and is repaid by that Recovering Creditor, then:

(a)                                   each Secured Party and the High Yield Notes Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 26.2 (Redistribution of payments) shall, upon request of the Security Agent, pay to the Security Agent for account of that Recovering Creditor an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Creditor for its proportion of any interest on the Sharing Payment which that Recovering Creditor is required to pay); and

(b)                                  that Recovering Creditor’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Secured Party and the High Yield Notes Finance Party for the amount so reimbursed.

26.5                     Exceptions

(a)                            This Clause 26 shall not apply to the extent that the Recovering Creditor would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)                           A Recovering Creditor is not obliged to share with any Secured Party or High Yield Notes Finance Party any amount which the Recovering Creditor has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                                      it notified that Secured Party or the High Yield Notes Finance Party of the legal or arbitration proceedings; and

(ii)                                   that Secured Party or the High Yield Notes Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

26.6                     Parallel Debt

(a)                            Each Obligor hereby irrevocably and unconditionally undertakes to pay to the Security Agent amounts equal to any amounts owing from time to time by that Obligor to any Senior Finance Party, any Hedging Bank, any Bridge Finance Party or any High Yield Notes Finance Party under any Senior Finance Document, any Hedging Document, any Bridge Finance Document or any High Yield Notes Finance Document as and when those amounts are due.

(b)                           Each Obligor and the Security Agent acknowledge that the obligations of each Obligor under paragraph (a) above are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of that Obligor to any Senior Finance Party, any Hedging Bank, Bridge Finance Party or High Yield Notes Finance Party under any Senior Finance Document, any Hedging Document, any Bridge Finance Document or High Yield Notes Finance Document (its “Corresponding Debt”) nor shall the amounts for which each Obligor is liable under paragraph (a) above (its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt provided that:

(i)                                      the Parallel Debt of each Obligor shall be decreased to the extent that its Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged;

(ii)                                   the Corresponding Debt of each Obligor shall be decreased to the extent that its Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and

(iii)                                the amount of the Parallel Debt of an Obligor shall at all times be equal to the amount of its Corresponding Debt.

(c)                            For the purpose of this Clause 26.6, the Security Agent acts in its own name and not as a trustee, and its claims in respect of the Parallel Debt shall not be held on trust. The Security granted under the Senior Finance Documents, the Hedging Documents, the Bridge Finance Documents and the High Yield Notes Finance Documents to the Security Agent to secure the Parallel Debt is granted to the Security Agent in its capacity as creditor of the Parallel Debt and shall not be held on trust.

(d)                           All moneys received or recovered by the Security Agent pursuant to this Clause 26.6, and all amounts received or recovered by the Security Agent from or by the enforcement of any Security granted to secure the Parallel Debt, shall be applied in accordance with Clause 22.1 (Order of application).

(e)                            Without limiting or affecting the Security Agent’s rights against the Obligors (whether under this Clause 26.6 or under any other provision of the Senior Finance Documents, the Hedging Documents, the Bridge Finance Documents or the High Yield Notes Finance Documents), each Obligor acknowledges that:

(i)                                      nothing in this Clause 26.6 shall impose any obligation on the Security Agent to advance any sum to any Obligor or otherwise under any Senior Finance Document, any Hedging Document, any Bridge Finance Document or the High Yield Notes Finance Document, except in its capacity as a Senior Lender; and

(ii)                                   for the purpose of any vote taken under any Senior Finance Document, any Hedging Document, any Bridge Finance Document and the High Yield Notes Finance Document, the Security Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a Senior Lender, Hedging Bank or Bridge Lender.

27.                           Subrogation

27.1                     Subrogation of Bridge Finance Parties

If any Senior Debt or Hedging Debt is paid out of any proceeds received in respect of or on account of the Bridge Debt owing to one or more Bridge Finance Parties:

(a)                                   those Bridge Finance Parties (pro rata to their respective interests in such Bridge Debt) will to that extent be subrogated to the Senior Debt and Hedging Debt so paid (and all Security and guarantees for that Senior Debt and Hedging Debt); but

(b)                                  except with the prior consent of the Majority Senior Lenders, the Bridge Finance Parties may not exercise those subrogation rights until the Senior Discharge Date. After the Senior Discharge Date, to the extent that the Bridge Finance Parties may exercise such rights of subrogation, each Senior Finance Party (subject to being indemnified to its reasonable satisfaction against any resulting costs, expenses and liabilities, by cash collateral if so requested) will give such assistance to enable such rights to be exercised as the Bridge Agent and/or the Security Agent may reasonably request.

27.2                     Subrogation of High Yield Notes Finance Parties

If any Senior Debt, Hedging Debt or Bridge Debt is paid out of any proceeds received in respect of or on account of the High Yield Notes Debt owing to one or more High Yield Notes Finance Parties:

(a)                                   those High Yield Notes Finance Parties (pro rata to their respective interests in such High Yield Notes Debt) will to that extent be subrogated to the Senior Debt, Hedging Debt or Bridge Debt so paid (and all Security and guarantees for that Senior Debt, Hedging Debt or Bridge Debt); but

(b)                                  except with the prior consent of the Majority Senior Lenders or the Majority Bridge Lenders (as the case may be), the High Yield Notes Finance Parties may not exercise those subrogation rights until the Senior Discharge Date or Bridge Discharge Date (as the case may be). After the Senior Discharge Date or the Bridge Discharge Date (as the case may be), to the extent that the High Yield Notes Finance Parties may exercise such rights of subrogation, each Senior Finance Party or the Bridge Finance Party (as the case may be) (and subject in each case to being indemnified to its reasonable satisfaction against any resulting costs, expenses and liabilities, by cash collateral if so requested) will give such assistance to enable such rights to be exercised as the High Yield Notes Finance Parties and/or the Security Agent may reasonably request.

27.3                     Subrogation of holder of High Yield Notes On-Loan

If any Senior Debt, Hedging Debt or Bridge Debt is paid out of any proceeds received in respect of or on account of the High Yield Notes On-Loan Debt:

(a)                                   the holder of the High Yield Notes On-Loan will to that extent be subrogated to the Senior Debt, Hedging Debt or Bridge Debt so paid (and all Security and guarantees for that Senior Debt, Hedging Debt or Bridge Debt); but

(b)                                  except with the prior consent of the Majority Senior Lenders or the Majority Bridge Lenders (as the case may be), the holder of the High Yield Notes On-Loan may not exercise those subrogation rights until the Senior Discharge Date or Bridge Discharge Date (as the case may be). After the Senior Discharge Date or the Bridge Discharge Date (as the case may be), to the extent that the holder of the High Yield Notes On-Loan may exercise such rights of subrogation, each Senior Finance Party and the Bridge Finance Party (as the case may be) (and subject in each case to being indemnified to its reasonable satisfaction against any resulting costs, expenses and liabilities, by cash collateral if so requested) will give such assistance to enable such rights to be exercised as the holder of the High Yield Notes On-Loan may reasonably request.

27.4                     Subrogation of Subordinated Preference Certificates Holders

If any Senior Debt, Hedging Debt, Bridge Debt, High Yield Notes Debt or High Yield Notes On-Loan Debt is paid out of any proceeds received in respect of or on account of the Subordinated Preference Certificates Debt owing to one or more Subordinated Preference Certificates Holders:

(a)                                   those Subordinated Preference Certificates Holders (pro rata to their respective interests in such Subordinated Preference Certificates Debt) will to that extent be subrogated to the Senior Debt, Hedging Debt, Bridge Debt, High Yield Notes Debt or High Yield Notes On-Loan Debt so paid (and all Security and guarantees for that Senior Debt, Hedging Debt, Bridge Debt, High Yield Notes Debt or High Yield Notes On-Loan Debt); but

(b)                                  except with the prior consent of the Majority Senior Lenders, the Majority Bridge Lenders, the High Yield Notes Trustee or the holder of the High Yield Notes On-Loan (as the case may be), the Subordinated Preference Certificates Holders may not exercise those subrogation rights until the Senior Discharge Date, the Bridge Discharge Date or the High Yield Notes Discharge Date (as the case may be). After the Senior Discharge Date, the Bridge Discharge Date or the High Yield Notes Discharge Date (as the case may be), to the extent that the Subordinated Preference Certificates Holders may exercise such rights of subrogation, each Senior Finance Party, the Bridge Finance Party, the High Yield Notes Finance Party or the holder of the High Yield Notes On-Loan (as the case may be) (and subject in each case to being indemnified to its reasonable satisfaction against any resulting costs, expenses and liabilities, by cash collateral if so requested) will give such assistance to enable such rights to be exercised as the Subordinated Preference Certificates Holders and/or the Security Agent may reasonably request.

27.5                     Non-subrogation

Save to any extent otherwise agreed by an Instructing Group, no Subordinated Party, Intercompany Borrower or Obligor will under any circumstances be subrogated to or entitled to exercise any of the rights of any Senior Finance Party, Hedging Bank, Bridge Finance Party, High Yield Notes Finance Party or any Security under the Finance Documents.

28.                           Role of the Security Agent

28.1                     Appointment of the Security Agent

(a)                            Each other Secured Party and each High Yield Notes Finance Party appoints the Security Agent to act as security trustee under and in connection with the Senior Finance Documents, the Hedging Documents, the Bridge Finance Documents or the High Yield Notes Share Security Agreements and this Agreement in relation to any security interest which is expressed to be or is construed to be governed by English law.

(b)                           Without limiting or affecting Clause 26.6 (Parallel Debt), each other Secured Party and each High Yield Notes Finance Party authorises the Security Agent to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Senior Finance Documents, the Hedging Documents, the Bridge Finance Documents or the High Yield Notes Share Security Agreements and this Agreement together with any other incidental rights, powers, authorities and discretions.

28.2                     Duties of the Security Agent

(a)                            The Senior Agent, the Bridge Agent and the High Yield Notes Trustee shall promptly send to the Security Agent such certification as the Security Agent may reasonably require pursuant to paragraph 7 (Basis of distribution) of Schedule 6 (Security agency provisions).

(b)                           The duties of the Security Agent under the Senior Finance Documents, the Hedging Documents, the Bridge Finance Documents, the High Yield Notes Finance Documents and this Agreement are solely mechanical and administrative in nature.

28.3                     Role of the Security Agent

The Security Agent shall not be an agent or trustee of any Secured Party or High Yield Notes Finance Party (save as expressly provided in any Finance Document) or any Obligor or any other person under or in connection with any Senior Finance Document, Hedging Document, Bridge Finance Document, High Yield Notes Finance Document or this Agreement.

28.4                     No fiduciary duties

(a)                            Nothing in this Agreement constitutes the Security Agent (except as expressly provided in Clause 26.6 (Parallel Debt) and Schedule 6 (Security agency provisions)) as a trustee or fiduciary of any other person.

(b)                           The Security Agent shall not be bound to account to any Secured Party for any sum or the profit element of any sum received by it for its own account.

28.5                     Business with the Group

The Security Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group or any other person.

28.6                     Rights and discretions of the Security Agent

(a)                            The Security Agent may rely on:

(i)                                      any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)                                   any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)                           The Security Agent may assume, unless it has received notice to the contrary in its capacity as security trustee or security agent for the Secured Parties, that:

(i)                                      no default, event of default or potential event of default, however described, has occurred (unless it has actual knowledge of a default, or an event of default or potential event of default, however described, arising under Clause 26.1 (Non-payment) of the Senior Facility Agreement or Clause 23.1 (Non-payment) of the Bridge Facility Agreement or any failure by an Obligor to pay on the due date any amount payable pursuant to a Hedging Document at the place at and in the currency in which it is expressed to be payable);

(ii)                                   any right, power, authority or discretion vested in any Party or any group of Lenders or Secured Parties has not been exercised; and

(iii)                                any notice or request made by the Company (other than a Utilisation Request or Selection Notice (each as defined in the Senior Facility Agreement and the Bridge Facility Agreement) under the Senior Facility Agreement or the Bridge Facility Agreement) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)                            The Security Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)                           The Security Agent may act in relation to the Senior Finance Documents, the Hedging Documents, the Bridge Finance Documents, the High Yield Notes Finance Documents and this Agreement through its personnel and agents.

(e)                            The Security Agent may disclose to any other Party any information it reasonably believes it has received as Security Agent.

(f)                              Notwithstanding any other provision of any Senior Finance Document, any Hedging Document, any Bridge Finance Document, High Yield Notes Finance Document or this Agreement to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

28.7                     Responsibility for documentation

The Security Agent is not responsible for:

(a)                                   the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by, an Obligor or any other person given in or in connection with any Senior Finance Document, any Hedging Document, any Bridge Finance Document, any High Yield Notes Finance Document, this Agreement or the Information Package; or

(b)                                  the legality, validity, effectiveness, adequacy or enforceability of any Senior Finance Document, any Hedging Document, any Bridge Finance Document, any High Yield Notes Finance Document or this Agreement or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Senior Finance Document, any Hedging Document, any Bridge Finance Document, any High Yield Notes Finance Document or this Agreement.

28.8                     Exclusion of liability

(a)                            Without limiting paragraph (b) below, the Security Agent will not be liable for any action taken by it under or in connection with any Senior Finance Document, any Hedging Document, any Bridge Finance Document, High Yield Notes Finance Document or this Agreement, unless caused by its gross negligence or wilful misconduct.

(b)                           No Party (other than the Security Agent) may take any proceedings against any officer, employee or agent of the Security Agent in respect of any claim it might have against the Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Senior Finance Document, any Hedging Document, any Bridge Finance Document, any High Yield Notes Finance Document or this Agreement and any officer, employee or agent of the Security Agent may rely on this Clause 28.8.

(c)                            The Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Senior Finance Documents, the Hedging Documents,  the Bridge Finance Documents, High Yield Notes Finance Document or this Agreement to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

28.9                     Indemnities to the Security Agent

Each other Secured Party and High Yield Notes Finance Party (other than the High Yield Notes Trustee) shall (in proportion to its share of the Senior Debt, Hedging Debt, Bridge Debt or High Yield Notes Debt (as relevant) then outstanding to all the Senior Debt, Hedging Debt, Bridge Debt or High Yield Notes Debt (as relevant) then outstanding) indemnify the Security Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Security Agent (otherwise than by reason of its gross negligence or wilful misconduct) in acting as Security Agent under the Senior Finance Documents, the Hedging Documents, the Bridge Finance Documents or the High Yield Notes Finance Document (if relevant) or this Agreement (unless it has been reimbursed by an Obligor pursuant to a Senior Finance Document, a Hedging Document, a Bridge Finance Document or High Yield Notes Finance Document (as relevant) or this Agreement).

28.10               Resignation of the Security Agent

(a)                            The Security Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Bridge Finance Parties, the High Yield Notes

Trustee and the Company and, until the Senior Discharge Date, the other Senior Finance Parties and the Hedging Banks.

(b)                           Alternatively the Security Agent may resign by giving notice to the Bridge Finance Parties, the High Yield Notes Trustee and the Company and, until the Senior Discharge Date, the other Senior Finance Parties and the Hedging Banks, in which case the Majority Senior Lenders, until the Senior Discharge Date, or the Majority Bridge Lenders, after the Senior Discharge Date, or the High Yield Notes Trustee, after the Bridge Discharge Date (in each case, after consultation with the Company) may appoint a successor Security Agent in the UK.

(c)                            If the Majority Senior Lenders or, as the case may be, the Majority Bridge Lenders or the High Yield Notes Trustee have not appointed a successor Security Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Security Agent (after consultation with the Company) may appoint a successor Security Agent (acting through an office in the United Kingdom).

(d)                           The retiring Security Agent, at its own cost, shall make available to its successor such documents and records and provide such assistance as its successor may reasonably request for the purposes of performing its functions as Security Agent under the Senior Finance Documents, the Hedging Documents, the Bridge Finance Documents, the High Yield Notes Finance Documents and this Agreement.

(e)                            The resignation notice of the Security Agent shall only take effect upon the appointment of a successor.

(f)                              Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Senior Finance Documents, the Hedging Documents, the High Yield Notes Finance Documents and this Agreement but shall remain entitled to the benefit of this Clause 28. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)                           After consultation with the Company, the Majority Senior Lenders, until the Senior Discharge Date, or the Majority Bridge Lenders, after the Senior Discharge Date and until the Bridge Discharge Date, or the High Yield Notes Trustee after the Bridge Discharge Date, may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above.

28.11               Confidentiality

(a)                            The Security Agent (in acting as security trustee or security agent for the Secured Parties and the High Yield Notes Finance Parties) shall be regarded as acting through its respective security trustee or security agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                           If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.

28.12               Credit appraisal by the Secured Parties and High Yield Notes Trustee

Without affecting the responsibility of any Obligor or other person for information supplied by it or on its behalf in connection with any Senior Finance Document, any Hedging Document, any Bridge

Finance Document, any High Yield Notes Finance Document or this Agreement, each Senior Finance Party, Hedging Bank and Bridge Finance Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Senior Finance Document, any Hedging Document, any Bridge Finance Document, High Yield Notes Finance Document or this Agreement including but not limited to:

(a)                                   the financial condition, status and nature of each member of the Group (as defined in the Senior Facility Agreement);

(b)                                  the legality, validity, effectiveness, adequacy or enforceability of any Senior Finance Document, any Hedging Document, any Bridge Finance Document, High Yield Notes Finance Document or this Agreement or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Senior Finance Document, any Hedging Document, any Bridge Finance Document, any High Yield Notes Finance Document or this Agreement;

(c)                                   whether that Senior Finance Party, Hedging Bank, Bridge Finance Party or High Yield Notes Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Senior Finance Document, any Hedging Bank, any Bridge Finance Document, High Yield Notes Finance Document or this Agreement, the transactions contemplated by the Senior Finance Documents, the Hedging Documents, the Bridge Finance Documents, High Yield Notes Finance Documents or this Agreement or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Senior Finance Document, any Hedging Document, any Bridge Finance Document, any High Yield Notes Finance Document or this Agreement; and

(d)                                  the adequacy, accuracy and/or completeness of the Information Package and any other information provided by the Security Agent, any Party or by any other person under or in connection with any Senior Finance Document, any Hedging Document, any Bridge Finance Document, any High Yield Notes Finance Document or this Agreement, the transactions contemplated by the Senior Finance Documents, the Hedging Documents, the Bridge Finance Documents, the High Yield Notes Finance Documents or this Agreement or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Senior Finance Document, any Hedging Document, any Bridge Finance Document, any High Yield Notes Finance Document or this Agreement.

28.13               Management time of the Security Agent

Any amount payable to the Security Agent under Clause 28.9 (Indemnities to the Security Agent) shall include the cost of utilising its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as it may notify to the Senior Agent, the Hedging Banks, the Bridge Agent and the High Yield Notes Trustee, as relevant, and is in addition to any fee paid or payable to it under any Senior Finance Document, any Hedging Document, any Bridge Finance Document or this Agreement.

28.14               Deduction from amounts payable by the Security Agent

If any Party owes an amount to the Security Agent under the Senior Finance Documents, the Hedging Documents, the Bridge Finance Documents, the High Yield Notes Finance Documents or this Agreement, the Security Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Security Agent would otherwise be obliged to make under the Senior Finance Documents, the Hedging Documents, the Bridge Finance Documents, the High Yield Notes Finance Documents or this Agreement and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Senior Finance Documents, the Hedging Documents, the Bridge Finance Documents, the High Yield Notes Finance Documents or this Agreement that Party shall be regarded as having received any amount so deducted.

28.15               Security agency provisions

The provisions of Schedule 6 (Security agency provisions) shall bind each Party.

29.                           Information

29.1                     Defaults

(a)                            Each of the Senior Agent, the Bridge Agent and the High Yield Notes Trustee will promptly notify each other and the Security Agent of the occurrence of a default, an event of default or a potential event of default (however described) under or breach of the Senior Facility Agreement, the Bridge Facility Agreement or the High Yield Notes Indenture respectively of which it has actual knowledge.

(b)                           Each Hedging Bank, Subordinated Preference Certificates Holder, Subordinated Party and the holder of the High Yield Notes On-Loan will promptly notify the Senior Agent, the Bridge Agent, the High Yield Notes Trustee and the Security Agent of the occurrence of a default, an event of default or a potential event of default (however described, including any termination event) under or breach of any Hedging Document, Subordinated Preference Certificates Finance Document, Investor Document, Intercompany Document or the High Yield Notes On-Loan of which it has actual knowledge.

29.2                     Amounts of Debt

Each of the Senior Agent, the Hedging Banks, the Bridge Agent, the High Yield Notes Trustee, the holder of the High Yield Notes On-Loan, the Subordinated Preference Certificates Holders and the Subordinated Parties will on request by any of the others or the Security Agent from time to time notify the others and the Security Agent of details of the amount of outstanding Senior Debt, its Hedging Debt, outstanding Bridge Debt, its outstanding High Yield Notes Debt, its outstanding High Yield Notes On-Loan Debt, its outstanding Subordinated Preference Certificates Debt or its Subordinated Debt respectively.

29.3                     Discharge of Senior Debt and Hedging Debt

The Senior Agent shall promptly notify the Bridge Agent, the High Yield Notes Trustee and the Security Agent of the occurrence of the Senior Discharge Date.

29.4                     Discharge of Bridge Debt

The Bridge Agent shall promptly notify the Security Agent of the occurrence of the Bridge Discharge Date.

29.5                     Discharge of High Yield Notes Debt

The High Yield Notes Trustee shall promptly notify the Security Agent of the occurrence of the High Yield Notes Discharge Date.

29.6                     Discharge of High Yield Notes On-Loan Debt

The holder of the High Yield Notes On-Loan shall promptly notify the Security Agent of the occurrence of the High Yield Notes On-Loan Discharge Date (if after the High Yield Notes Discharge Date).

30.                           Power of Attorney

30.1                     Appointment - Senior Agent

Each Junior Creditor (other than the High Yield Notes Trustee) by way of security irrevocably appoints the Senior Agent as its attorney (with full power of substitution), on its behalf and in its name or otherwise, at such time until the Senior Discharge Date and in such manner as the attorney thinks fit to do anything which it:

(a)                                   has authorised any Senior Finance Party to do under this Agreement; and

(b)                                  is obliged to do but has not done under this Agreement within 10 Business Days after receiving notice from the Senior Agent requiring it to do so,

in each case, save to the extent that the matter in question is being disputed by the Bridge Finance Parties.

30.2                     Appointment - Bridge Agent

Each Junior Creditor (other than the High Yield Notes Trustee) by way of security irrevocably appoints the Bridge Agent as its attorney (with full power of substitution), on its behalf and in its name or otherwise, at such time after the Senior Discharge Date and in such manner as the attorney thinks fit to do anything which it:

(a)                                   has authorised any Bridge Finance Party to do under this Agreement; and

(b)                                  is obliged to do but has not done under this Agreement within 10 Business Days after receiving notice from the Bridge Agent requiring it to do so.

30.3                     Appointment – High Yield Notes Trustee

Each Junior Creditor by way of security irrevocably appoints the High Yield Notes Trustee as its attorney (with full power of substitution), on its behalf and in its name or otherwise, at such time after the Bridge Discharge Date and in such manner as the attorney thinks fit to do anything which it:

(a)                                   has authorised any High Yield Notes Finance Party to do under this Agreement; and

(b)                                  is obliged to do but has not done under this Agreement within 10 Business Days after receiving notice from the High Yield Notes Trustee requiring it to do so.

30.4                     Ratification

Each Junior Creditor ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall do in the exercise or purported exercise of the power of attorney granted by it in this Clause 30.

31.                           Expenses

To the extent not already paid under another Finance Document, each Group company and each Subordinated Party will, within three Business Days of demand, pay to each Secured Party and High Yield Notes Finance Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party or High Yield Notes Finance Party (as the case may be) in connection with the enforcement or preservation of that person’s rights against that Obligor or Subordinated Party under this Agreement.

32.                           Changes to the Parties

32.1                     Assignments and transfers by Senior Finance Parties

(a)                            No Senior Finance Party may assign any of its rights or transfer any of its rights or obligations under this Agreement to any person unless and until:

(i)                                      that Senior Finance Party is permitted to, and at the same time does, assign or transfer its related rights and obligations under the Senior Finance Documents to that person; and

(ii)                                   that person executes an Accession Deed duly completed and signed on behalf of that person.

(b)                           Each Party (other than the relevant transferee under paragraph (a) above) irrevocably authorises the Security Agent to execute on its behalf any Accession Deed which has been duly completed and signed on behalf of that transferee.

32.2                     Accession of Hedging Banks

(a)                            No person entering into any derivative transaction with any Obligor in connection with protection against or benefit from fluctuation in any rate or price (except under an Ancillary Facility) will be entitled to share in any Security created by any Security Document in respect of any of the moneys, debts or liabilities arising under or in connection with that derivative transaction or benefit from the representations, warranties or undertakings of any Party under this Agreement unless and until:

(i)                                      either (A) that person is listed in Schedule 2 (The Original Hedging Banks) or (B) the Security Agent has agreed in writing to that person becoming a Hedging Bank and that person has become a Hedging Bank in accordance with paragraph (b) below;

(ii)                                   the relevant derivative transaction is permitted by the Applicable Facilities Agreements; and

(iii)                                the Hedging Documents relating to the relevant derivative transaction comply with Clause 4.2(b) (Hedging Documents).

(b)                           In the case of paragraph (a)(i)(B) above, that person shall become a Hedging Bank if the Security Agent executes an Accession Deed duly completed and signed on behalf of that person.

(c)                            Each Party (other than the relevant proposed Hedging Bank under paragraph (a)(i)(B) above) irrevocably authorises the Security Agent to execute on its behalf any Accession Deed which has been duly completed and signed on behalf of that proposed Hedging Bank.

(d)                           The Company shall procure that no Obligor shall enter into any Hedging Document unless and until:

(i)                                      that Hedging Document and the Hedging Bank relating to that Hedging Document are listed in Schedule 2 (The Original Hedging Banks); or

(ii)                                   the proposed Hedging Bank has become a Hedging Bank in accordance with paragraphs (a)(ii) and (b) above.

32.3                     Assignments and transfers by Hedging Banks

(a)                            No Hedging Bank may assign any of its rights or transfer any of its rights or obligations under this Agreement to any person unless and until:

(i)                                      that Hedging Bank is permitted to, and at the same time does, assign or transfer its related rights and obligations under the Hedging Documents to that person; and

(ii)                                   that person executes an Accession Deed duly completed and signed on behalf of that person.

(b)                           Each Party (other than the relevant transferee under paragraph (a) above) irrevocably authorises the Security Agent to execute on its behalf any Accession Deed which has been duly completed and signed on behalf of that transferee.

32.4                     Assignments and transfers by Bridge Finance Parties

(a)                            No Bridge Finance Party may assign any of its rights or transfer any of its rights or obligations under this Agreement to any person unless and until:

(i)                                      that Bridge Finance Party is permitted to, and at the same time does, assign or transfer its related rights and obligations under the Bridge Finance Documents to that person; and

(ii)                                   that person executes an Accession Deed duly completed and signed on behalf of that person.

(b)                           Each Party (other than the relevant transferee under paragraph (a) above) irrevocably authorises the Security Agent to execute on its behalf any Accession Deed which has been duly completed and signed on behalf of that transferee.

32.5                     Accession of High Yield Notes Trustee

The Company shall procure that, prior to the issue of the High Yields Notes, the High Yield Notes Trustee shall promptly complete, sign and deliver to the Security Agent an Accession Deed under which the High Yield Notes Trustee agrees to be bound by this Agreement as if it had originally been a party to this Agreement. In connection with the foregoing, the Security Agent shall be entitled to make such changes to the terms hereof relating to the rights and duties of the High Yield Notes Trustee and any other party hereto as are required by the High Yield Notes Trustee (and as agreed with the Security Agent) without the consent of any other Party hereto provided that such changes would not have a material adverse effect on the other Parties.

32.6                     Accession of High Yield Notes Issuer

If the High Yield Notes Issuer is not an original party to this Agreement, the Company shall procure that, prior to the execution of the High Yields Notes On-Loan, the High Yield Notes Issuer shall promptly complete, sign and deliver to the Security Trustee an Accession Deed under which the High Yield Notes Issuer agrees to be bound by this Agreement as if it had originally been a party to this Agreement.

32.7                     Assignment and transfers by High Yield Notes Issuer

(a)                            The High Yield Notes Issuer may not assign any of its rights or transfer any of its rights or obligations under the High Yield Notes On-Loan and related rights and obligations under this Agreement to any person unless and until:

(i)                                      the High Yield Notes Issuer is permitted to, and at the same time does, assign or transfer its related rights and obligations under the High Yield Notes On-Loan to that person; and

(ii)                                   that person (if not already a party hereto) executes an Accession Deed duly completed and signed.

(b)                           Each Party (other than the relevant transferee under paragraph (a) above) irrevocably authorises the Security Agent to execute on its behalf any Accession Deed which has been duly completed and signed on behalf of that transferee.

32.8                     Assignment and transfers by Subordinated Preference Certificates Holder

(a)                            No Subordinated Preference Certificates Holder may assign any of its rights or transfer any of its rights or obligations under any Subordinated Preference Certificate and related rights and obligations under this Agreement to any person unless and until:

(i)                                      that Subordinated Preference Certificates Holder is permitted to, and at the same time does, assign or transfer its related rights and obligations under the Subordinated Preference Certificates Finance Documents to that person; and

(ii)                                   that person executes an Accession Deed duly completed and signed.

(b)                           Each Party (other than the relevant transferee under paragraph (a) above) irrevocably authorises the Security Agent to execute on its behalf any Accession Deed which has been duly completed and signed on behalf of that transferee.

32.9                     Assignment and transfers by Investors

(a)                            No Investor may assign any of its rights or transfer any of its rights or obligations under any Investor Debt and related rights and obligations under this Agreement to any person unless and until:

(i)                                      that Investor is permitted to, and at the same time does, assign or transfer its related rights and obligations under the Investor Documents to that person; and

(ii)                                   that person executes an Accession Deed duly completed and signed.

(b)                           Each Party (other than the relevant transferee under paragraph (a) above) irrevocably authorises the Security Agent to execute on its behalf any Accession Deed which has been duly completed and signed on behalf of that transferee.

32.10               Accession of additional Investors

(a)                            The Company shall procure that any new Investor shall deliver to the Security Agent a duly completed and signed Accession Deed on or before becoming a new Investor.

(b)                           Each Party (other than the new Investor under paragraph (a) above) irrevocably authorises the Security Agent to execute on its behalf any Accession Deed which has been duly completed and signed on behalf of that proposed new Investor.

32.11               Assignment and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under this Agreement.

32.12               Accession of additional Obligors

(a)                            The Company shall procure that any member of the Group which it requests to become an Additional Borrower or an Additional Guarantor (each as defined in the Senior Facility Agreement and the Bridge Facility Agreement) under the Senior Facility Agreement or the Bridge Facility Agreement shall deliver to the Security Agent a duly completed and signed Accession Deed on or before becoming an Additional Borrower or Additional Guarantor (each as defined in the Senior Facility Agreement and the Bridge Facility Agreement) under the Senior Facility Agreement or the Bridge Facility Agreement.

(b)                           Each Party (other than the relevant proposed Additional Borrower or Additional Guarantor (each as defined in the Senior Facility Agreement and the Bridge Facility Agreement) under paragraph (a) above) irrevocably authorises the Security Agent to execute on its behalf any Accession Deed which has been duly completed and signed on behalf of that proposed Additional Borrower or Additional Guarantor (each as defined in the Senior Facility Agreement and the Bridge Facility Agreement).

32.13               Assignment and transfer by High Yield Notes Guarantors

No High Yield Notes Guarantor may assign any of its rights or transfer any of its rights or obligations under this Agreement

32.14               Accession of additional High Yield Notes Guarantors

(a)                            The Company shall procure that any new High Yield Notes Guarantor shall deliver to the Security Agent a duly completed and signed Accession Deed on or before becoming a new High Yield Notes Guarantor.

(b)                           Each Party (other than the new High Yield Notes Guarantee under paragraph (a) above) irrevocably authorises the Security Agent to execute on its behalf any Accession Deed which has been duly completed and signed on behalf of that proposed new High Yield Notes Guarantor.

32.15               Assignments and transfers by Intercompany Lenders and Intercompany Borrowers

(a)                            No Intercompany Lender or Intercompany Borrower may assign any of its rights or transfer any of its rights or obligations under this Agreement to any person unless and until that person executes an Accession Deed duly completed and signed on behalf of that person.

(b)                           Each Party (other than the relevant transferee under paragraph (a) above) irrevocably authorises the Security Agent to execute on its behalf any Accession Deed which has been duly completed and signed on behalf of that transferee.

32.16               Accession of Intercompany Borrowers and Intercompany Lenders

(a)                            The Company shall procure that any member of the Group to the extent required to be a party by the Applicable Facilities Agreement which is not already an Intercompany Borrower or, as the case may be, an Intercompany Lender shall deliver to the Security Agent a duly completed and signed Accession Deed.

(b)                           That member of the Group shall become an Intercompany Borrower or an Intercompany Lender if the Security Agent executes that Accession Deed.

(c)                            Each Party (other than the relevant proposed Intercompany Borrower or Intercompany Lender under paragraph (a) above) irrevocably authorises the Security Agent to execute on its behalf any Accession Deed which has been duly completed and signed on behalf of that proposed Intercompany Borrower or Intercompany Lender.

32.17               Notification by Security Agent

The Security Agent shall notify the other Parties promptly of the receipt and execution by it on their behalf of any Accession Deed.

33.                           Notices

33.1                     Communications in writing

Any communication or document to be made or delivered under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made or delivered by fax or letter.

33.2                     Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is:

(a)                                   in the case of the Company, any other Original Obligor, any Senior Finance Party or any Bridge Finance Party, that identified in accordance with the terms of the Senior Facility Agreement or, as the case may be, the Bridge Facility Agreement; and

(b)                                  in the case of each Hedging Bank, Subordinated Preference Certificates Holders, Intercompany Borrowers or Subordinated Party or the High Yield Notes Trustee or the High Yield Notes Issuer, that notified in writing to the Security Agent on or prior to the date on which it becomes a Party, or any substitute address, fax number or department or officer as the Party may notify to the Security Agent (or the Security Agent may notify to the other Parties, if a change is made by the Security Agent) by not less than five Business Days’ notice.

33.3                     Delivery

(a)                            Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

(i)                                      if by way of fax, when received in legible form; or

(ii)                                   if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer.

(b)                           Any communication or document to be made or delivered to the Security Agent will be effective only when actually received by the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Security Agent’s signature below (or any substitute department or officer as the Security Agent shall specify for this purpose).

33.4                     Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 33.2 (Addresses) or changing its own address or fax number, the Security Agent shall notify the other Parties.

33.5                     English language

(a)                            Any notice given under or in connection with this Agreement must be in English.

(b)                           All other documents provided under or in connection with this Agreement must be:

(i)                                      in English; or

(ii)                                   if not in English, and if so required by the Security Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

34.                           Partial invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

35.                           Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Secured Party or Subordinated Party any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

36.                           Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

37.                           Governing law

This Agreement is governed by English law.

38.                           Enforcement

38.1                     Jurisdiction

(a)                            The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)                           The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                            This Clause 38.1 is for the benefit of the Senior Finance Parties only until the Senior Discharge Date, the Bridge Finance Parties only after the Senior Discharge Date and the High Yield Notes Finance Parties only after the Bridge Discharge Date.  As a result, no Senior Finance Party, until the Senior Discharge Date, or Bridge Finance Party, after the Senior Discharge Date or High Yield Notes Finance Party, after the Bridge Discharge Date, shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Senior Finance Parties, until the Senior Discharge Date, the Bridge Finance Parties, after the Senior Discharge Date and the High Yield Notes Finance Parties, after the Bridge Discharge Date, may take concurrent proceedings in any number of jurisdictions.

38.2                     Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor, each Intercompany Borrower and each Subordinated Party (other than an Obligor, an Intercompany Borrower or a Subordinated Party incorporated in England and Wales):

(a)                                   irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)                                  agrees that failure by a process agent to notify the relevant Obligor, Subordinated Preference Certificates Holder, Intercompany Borrower or Subordinated Party of the process will not invalidate the proceedings concerned.

This Agreement has been executed as a deed on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL OBLIGORS

Name of Original Borrower	Jurisdiction of incorporation	Registration number (or equivalent, if any)
Facility A Borrower Newco	England and Wales	4886096

Facility B Borrower Newco	England and Wales	4886096

Facility C Borrower Newco	England and Wales	4886096

Capex Facility Borrower Newco	England and Wales	4886096

Revolving Facility Borrower Newco	England and Wales	4886096

Name of Original Guarantor	Jurisdiction of incorporation	Registration number (or equivalent, if any)
Newco	England and Wales	4886096

SCHEDULE 2

THE ORIGINAL HEDGING BANKS

Hedging Bank	Hedging Document

None

SCHEDULE 3

THE ORIGINAL INVESTORS

Permira Europe III L.P.1

Permira Europe III L.P.2

Permira Europe III GmbH & Co K.G.

Permira Europe III Co-Investment Scheme

Permira Investments Limited

Apax Europe V-A, L.P.

Apax Europe V-B, L.P.

Apax Europe V-C, GmbH & Co K.G.

Apax Europe V-D, L.P.

Apax Europe V-E, L.P.

Apax Europe V-F, C.V.

Apax Europe V-G, C.V.

Apax Europe V-1, L.P.

Apax Europe V-2, L.P.

SCHEDULE 4

THE ORIGINAL INTERCOMPANY LENDERS AND BORROWERS

Name of Original Intercompany Lender	Jurisdiction of incorporation	Registration number (or equivalent, if any)

DDBCo	England and Wales	4917504

Midco	England and Wales	4886115

Name of Original Intercompany Borrower	Jurisdiction of incorporation	Registration number (or equivalent, if any)

Midco	England and Wales	4886115

Newco	England and Wales	4886096

SCHEDULE 5

FORM OF ACCESSION DEED

To:	BARCLAYS BANK PLC as Security Agent

From:

[Proposed Senior Finance Party/Hedging Bank/Bridge Finance Party/High Yield Notes Trustee/High Yield Notes Issuer/Subordinated Preference Certificates Holder/Investor/ Intercompany Lender/Intercompany Borrower/Additional Borrower/Additional Guarantor/High Yield Notes Guarantor]

Dated:

Dear Sirs

Duchessgrove Limited - Intercreditor Agreement
dated 10 October (the “Agreement”)

1.                                 We refer to the Agreement. This is an Accession Deed. Terms defined in the Agreement have the same meaning in this Accession Deed unless given a different meaning in this Accession Deed.

2.                                 [Proposed Senior Finance Party/Hedging Bank/Bridge Finance Party/High Yield Notes Trustee/ Holder of High Yield Notes On-Loan/Subordinated Preference Certificates Holder/Investor/Intercompany Lender/Intercompany Borrower/Additional Borrower/Additional Guarantor/High Yield Notes Guarantor] agrees to be bound by the terms of the Agreement as a [Senior Finance Party/Hedging Bank/Bridge Finance Party/the High Yield Notes Trustee/Holder of High Yield Notes On-Loan/Investor/Intercompany Lender/Intercompany Borrower/Additional Borrower/Additional Guarantor/High Yield Notes Guarantor].

3.                                 [Proposed Senior Finance Party’s/Hedging Bank’s/Bridge Finance Party’s/High Yield Notes Trustee’s/Holder of High Yield Notes On-Loan/Subordinated Preference Certificates Holder’s/Investor’s/Intercompany Lender’s/Intercompany Borrower’s/Additional Borrower’s/Additional Guarantor’s/High Yield Notes Guarantor’s] administrative details are as follows:

Address:

Fax No:

Attention:

4.                                 [Details of the Hedging Document are as follows:

Date:

Parties:	[Proposed Hedging Bank] and [the Company]

Terms:	[Insert brief summary of type of contract].]

5.                                 This Accession Deed is governed by English law.

[This Accession Deed is entered into by deed.]

[Proposed Senior Finance Party/Hedging Bank/Bridge Finance Party/Investor/High Yield Notes Trustee/Holder of High Yield Notes On-Loan/Subordinated Preference Certificates Holder/Intercompany Lender/Intercompany Borrower Additional Borrower/Additional Guarantor]

[Insert appropriate execution blocks]

By:
This Accession Deed is accepted by the Security Agent.
BARCLAYS BANK PLC
By:	Date:

SCHEDULE 6

SECURITY AGENCY PROVISIONS

1.                                 Definitions

In this Schedule:

“Security Property” means all right, title and interest in, to and under any Security Document, including:

(i)                                      the assets over which Security is expressed to be created pursuant to any Security Document (the “Charged Assets”);

(ii)                                   the benefit of the undertakings in any Security Document; and

(iii)                                all sums received or recovered by the Security Agent pursuant to any Security Document and any assets representing the same.

2.                                 Declaration of trust

(a)                            The Security Agent, each other Secured Party and the High Yield Notes Trustee agree that the Security Agent shall hold the Security Property in trust for the benefit of the Secured Parties and the High Yield Notes Finance Parties on the terms of the Agreement.

(b)                           Subject to paragraph (c) below, paragraph (a) above shall not apply to any Security Document which is expressed to be or is construed to be governed by any law other than English law or any other law from time to time designated by the Security Agent and an Obligor or any Security Property arising under any such Security Document.

(c)                            Paragraph (b) above shall not affect or limit paragraph (d) of Clause 26.6 (Parallel Debt) nor the applicability of the provisions of this Schedule with respect to any Security Document which is expressed to be or is construed to be governed by any law other than English law or any other law from time to time designated by the Security Agent and an Obligor or any Security Property arising under such Security Document.

3.                                 Defects in Security

The Security Agent shall not be liable for any failure or omission to perfect, or defect in perfecting, the Security created pursuant to any Security Document, including:

(a)                                   failure to obtain any Authorisation for the execution, validity, enforceability or admissibility in evidence of any Senior Security Document; or

(b)                                  failure to effect or procure registration of or otherwise protect or perfect any of the Security created by the Senior Security Documents under any laws in any territory.

4.                                 No enquiry

The Security Agent may accept without enquiry, requisition, objection or investigation such title as any Obligor may have to any Charged Assets.

5.                                 Retention of documents

The Security Agent may hold title deeds and other documents relating to any of the Charged Assets in such manner as it sees fit (including allowing any Obligor to retain them).

6.                                 Indemnity out of Security Property

The Security Agent and every receiver, delegate, attorney, agent or other similar person appointed under any Security Document may indemnify itself out of the Security Property against any cost, loss or liability incurred by it in that capacity (otherwise than by reason of its own gross negligence or wilful misconduct).

7.                                 Basis of distribution

To enable it to make any distribution, the Security Agent may fix a date as at which the amount of the Debt is to be calculated and may require, and rely on, a certificate from any Party giving details of:

(a)                                   any sums due or owing to any Party as at that date; and

(b)                                  such other matters as it thinks fit.

8.                                 Rights of Security Agent

The Security Agent shall have all the rights, privileges and immunities which gratuitous trustees have or may have in England, even though it is entitled to remuneration.

9.                                 No duty to collect payments

The Security Agent shall not have any duty:

(a)                                   to ensure that any payment or other financial benefit in respect of any of the Charged Assets or any Debt is duly and punctually paid, received or collected; or

(b)                                  to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise in respect of any of the Charged Assets or any Debt.

10.                           Perpetuity period

The perpetuity period for the trusts created by this Agreement shall be 80 years from the date of this Agreement.

11.                           Appropriation

(a)                            Each Party irrevocably waives any right to appropriate any payment to, or other sum received, recovered or held by, the Security Agent in or towards payment of any particular part of the Debt and agrees that the Security Agent shall have the exclusive right to do so.

(b)                           Paragraph (a) above will override any application made or purported to be made by any other person.

12.                           Investments

All money received or held by the Security Agent pursuant to the trusts in this Agreement may, in the name of, or under the control of, the Security Agent:

(a)                                   be invested in any investment it may select; or

(b)                                  be deposited at such bank or institution (including itself, any other Secured Party or any Affiliate of any Secured Party) as it thinks fit.

13.                           Suspense account

Subject to paragraph 14 (Timing of distributions) below, the Security Agent may:

(a)                                   hold in an interest bearing suspense account any moneys received by it from any Party; and

(b)                                  invest an amount equal to the balance from time to time standing to the credit of that suspense account in any of the investments authorised by paragraph 12 (Investments) above.

14.                           Timing of distributions

Distributions by the Security Agent shall be made as and when determined by it.

15.                           Delegation

(a)                            The Security Agent may:

(i)                                      employ and pay an agent selected by it to transact or conduct any business and to do all acts required to be done by it (including the receipt and payment of money);

(ii)                                   delegate to any person on any terms (including power to sub-delegate) all or any of its functions; and

(iii)                                with the prior consent of the Majority Senior Lenders (if before the Senior Discharge Date) and the Majority Bridge Lenders (if before the Bridge Discharge Date) and the High Yield Notes Trustee (if before the High Yield Notes Discharge Date), appoint, on such terms as it may determine, or remove, any person to act either as separate or joint security trustee or agent with those rights and obligations vested in the Security Agent by this Agreement or any Security Document.

(b)                           The Security Agent will not be:

(i)                                      responsible to anyone for any misconduct or omission by any agent, delegate or security trustee or security agent appointed by it pursuant to paragraph (a) above; or

(ii)                                   bound to supervise the proceedings or acts of any such agent, delegate or security trustee or security agent,

provided that it exercises reasonable care in selecting that agent, delegate or security trustee or security agent.

16.                           Unwinding

Any appropriation or distribution which later transpires to have been or is agreed by the Security Agent to have been invalid or which has to be refunded shall be refunded and shall be deemed never to have been made.

17.                           Party

The Security Agent shall be entitled to assume that a Party is acting in a particular capacity stated in this Agreement or an Accession Deed unless notified to the contrary.

SCHEDULE 7

HIGH YIELD NOTES MAJOR TERMS

High Yield Notes Issuer - A wholly-owned special purpose finance Subsidiary of Midco or any Holding Company of Newco.

Maximum weighted average cash interest rate - Not more than 12.5 per cent. per annum (excluding default interest of not more than 2 per cent per annum and liquidated damages under the registration rights agreement of not more than 1 per cent per annum).

High Yield Notes Trustee - Must accede to the Intercreditor Agreement.

Maturity - Not less than eight years from issuance.

Purpose - To make a High Yield Notes On-Loan to Newco which shall be used to repay the Bridge Debt and fees and expenses in connection therewith.

High Yield Notes Guarantees - Newco, Target, Inmarsat Ltd and Inmarsat Leasing Two Ltd (subordinated in right of payment in accordance with the terms of this Agreement) and Midco (which shall not be subordinated). Future subordinated subsidiary guarantees may be given if the relevant guarantor guarantees the Senior Facilities.

High Yield Notes Security – Second ranking charge over the shares in Target and a first ranking charge over the High Yield Notes On-Loan (enforceable in accordance with the terms of this Agreement).

SCHEDULE 8

HIGH YIELD NOTES GUARANTEES MATURITY PROVISIONS

1.                                 Each High Yield Notes Guarantee will provide that it will not mature (and no amount will become due or payable under it) until:

(a)                                   a High Yield Notes Default arising out of the failure to pay any amount under the High Yield Notes Finance Documents is continuing; and

(b)                                  either (i) 179 days has elapsed since the date of such High Yield Notes Default or (ii) if earlier, (A) an Insolvency Event in respect of the relevant High Yield Notes Guarantor has occurred, (B) a Senior Declared Default has occurred and is continuing or (C) the Senior Lenders have taken any Enforcement Action in respect of the Senior Debt.

2.                                 Each High Yield Notes Guarantee shall contain provisions in relation to payment blockage, subordination and turnover that substantially replicate those provisions of this Agreement that relate to each High Yield Notes Guarantee.

Signature Pages

The Company

SIGNED as a DEED by DUCHESSGROVE LIMITED acting by:

a Director and

a Director/the Secretary

Address:	10 Upper Bank Street London E14 5JJ

Fax No:	020 7600 5555

Attention:	Company secretaries (with a copy to Matthew Layton)

The Original Borrower

SIGNED as a DEED by GRAPECLOSE LIMITED acting by:

a Director and

a Director/the Secretary

Address:	10 Upper Bank Street London E14 5JJ

Fax No:	020 7600 5555

Attention:	Company secretaries (with a copy to Matthew Layton)

The Original Guarantor

SIGNED as a DEED by GRAPECLOSE LIMITED acting by

a Director and

a Director/the Secretary

Address:	10 Upper Bank Street London E14 5JJ

Fax No:	020 7600 5555

Attention:	Company secretaries (with a copy to Matthew Layton)

The Senior Lenders

SIGNED by for and on behalf of BARCLAYS BANK PLC :

Address:	5 North Colonnade Canary Wharf London E14 5BB

Fax No:	020 7773 1840

Attention:	Mark Pope

SIGNED by for and on behalf of CREDIT SUISSE FIRST BOSTON in the presence of:

Address:	One Cabot Square London E14 4QJ

Fax No:	020 7888 8125

Attention:	Loan Services Group

SIGNED by for and on behalf of THE ROYAL BANK OF SCOTLAND in the presence of:

Address:	7th Floor 135 Bishopsgate London EC2M 3UR

Fax No:	020 7375 5265

Attention:	John Elder

The Senior Agent

SIGNED by for and on behalf of BARCLAYS BANK PLC :

Address:	5 North Colonnade Canary Wharf London E14 5BB

Fax No:	020 7773 4893

Attention:	Frank Rogers

The Security Agent

SIGNED by for and on behalf of BARCLAYS BANK PLC :

Address:	5 North Colonnade Canary Wharf London E14 5BB

Fax No:	020 7773 4893

Attention:	Frank Rogers

The Issuing Bank

SIGNED by for and on behalf of BARCLAYS BANK PLC :

Address:	5 North Colonnade Canary Wharf London E14 5BB

Fax No:	020 7773 4893

Attention:	Frank Rogers

The Bridge Lenders

SIGNED by for and on behalf of BARCLAYS CAPITAL:

Address:	5 North Colonnade Canary Wharf London E14 5BB

Fax No:	020 7773 1840

Attention:	Mark Pope

SIGNED by for and on behalf of CREDIT SUISSE FIRST BOSTON in the presence of:

Address:	One Cabot Square London E14 4QJ

Fax No:	020 7888 8125

Attention:	Loan Services Group

SIGNED by for and on behalf of THE ROYAL BANK OF SCOTLAND in the presence of:

Address:	7th Floor 135 Bishopsgate London EC2M 3UR

Fax No:	020 7375 5265

Attention:	John Elder

The Bridge Agent

SIGNED by for and on behalf of CREDIT SUISSE FIRST BOSTON in the presence of:

Address:	One Cabot Square London E14 4QJ

Fax No:	020 7888 8398

Attention:	Loan Agency Department

The Original Investors

SIGNED by for and on behalf of PERMIRA EUROPE III L.P.1 acting by its General Partner Permira Europe III G.P. L.P. acting by its General Partner Permira Europe III G.P. Limited

Address:	Trafalgar Court Les Banques St Peter Port Guernsey Channel Islands

Fax No:	01481 745 078

Attention:	Sharon Alvarez

SIGNED by for and on behalf of PERMIRA EUROPE III L.P.2 acting by its General Partner Permira Europe III G.P. L.P. acting by its General Partner Permira Europe III G.P. Limited

Address:	Trafalgar Court Les Banques St Peter Port Guernsey Channel Islands

Fax No:	01481 745 078

Attention:	Sharon Alvarez

SIGNED by for and on behalf of PERMIRA EUROPE III CO-INVESTMENT SCHEME acting by its Administrator Permira Europe III G.P. Limited

Address:	Trafalgar Court Les Banques St Peter Port Guernsey Channel Islands

Fax No:	01481 745 078

Attention:	Sharon Alvarez

SIGNED by for and on behalf of PERMIRA EUROPE III GmbH & Co. KG acting by its Managing Limited Partner Permira Europe III G.P. L.P. acting by its General Partner Permira Europe III G.P. Limited

Address:	Trafalgar Court Les Banques St Peter Port Guernsey Channel Islands

Fax No:	01481 745 078

Attention:	Sharon Alvarez

SIGNED by for and on behalf of PERMIRA INVESTMENTS LIMITED acting by its nominee Permira Nominees Limited

Address:	Trafalgar Court Les Banques St Peter Port Guernsey Channel Islands

Fax No:	01481 745 078

Attention:	Sharon Alvarez

SIGNED by for and on behalf of APAX EUROPE V-A, L.P. acting by its discretionary investment manager APAX PARTNERS EUROPE MANAGERS LTD

Address:	13-15 Victoria Road St Peter Port Guernsey GY1 3ZD Channel Islands

Fax No:	020 7872 6396/020 7636 6475

Attention:	Clive Sherling/Adrian Beecroft

SIGNED by for and on behalf of APAX EUROPE V-B, L.P. acting by its discretionary investment manager APAX PARTNERS EUROPE MANAGERS LTD

Address:	13-15 Victoria Road St Peter Port Guernsey GY1 3ZD Channel Islands

Fax No:	020 7872 6396/020 7636 6475

Attention:	Clive Sherling/Adrian Beecroft

SIGNED by for and on behalf of APAX EUROPE V-C GmbH & CO K.G. acting by its discretionary investment manager APAX PARTNERS EUROPE MANAGERS LTD

Address:	13-15 Victoria Road St Peter Port Guernsey GY1 3ZD Channel Islands

Fax No:	020 7872 6396/020 7636 6475

Attention:	Clive Sherling/Adrian Beecroft

SIGNED by for and on behalf of APAX EUROPE V-D, L.P. acting by its discretionary investment manager APAX PARTNERS EUROPE MANAGERS LTD

Address:	13-15 Victoria Road St Peter Port Guernsey GY1 3ZD Channel Islands

Fax No:	020 7872 6396/020 7636 6475

Attention:	Clive Sherling/Adrian Beecroft

SIGNED by for and on behalf of APAX EUROPE V-E, L.P. acting by its discretionary investment manager APAX PARTNERS EUROPE MANAGERS LTD

Address:	13-15 Victoria Road St Peter Port Guernsey GY1 3ZD Channel Islands

Fax No:	020 7872 6396/020 7636 6475

Attention:	Clive Sherling/Adrian Beecroft

SIGNED by for and on behalf of APAX EUROPE V-F, C.V. acting by its discretionary investment manager APAX PARTNERS EUROPE MANAGERS LTD

Address:	13-15 Victoria Road St Peter Port Guernsey GY1 3ZD Channel Islands

Fax No:	020 7872 6396/020 7636 6475

Attention:	Clive Sherling/Adrian Beecroft

SIGNED by for and on behalf of APAX EUROPE V-G, C.V. acting by its discretionary investment manager APAX PARTNERS EUROPE MANAGERS LTD

Address:	13-15 Victoria Road St Peter Port Guernsey GY1 3ZD Channel Islands

Fax No:	020 7872 6396/020 7636 6475

Attention:	Clive Sherling/Adrian Beecroft

SIGNED by for and on behalf of APAX EUROPE V-1, L.P. acting by its discretionary investment manager APAX PARTNERS EUROPE MANAGERS LTD

Address:	13-15 Victoria Road St Peter Port Guernsey GY1 3ZD Channel Islands

Fax No:	020 7872 6396/020 7636 6475

Attention:	Clive Sherling/Adrian Beecroft

SIGNED by for and on behalf of APAX EUROPE V-2, L.P. acting by its discretionary investment manager APAX PARTNERS EUROPE MANAGERS LTD

Address:	13-15 Victoria Road St Peter Port Guernsey GY1 3ZD Channel Islands

Fax No:	020 7872 6396/020 7636 6475

Attention:	Clive Sherling/Adrian Beecroft

The Original Intercompany Lenders

SIGNED as a DEED by LAVENDERVIEW LIMITED acting by:

a Director and

a Director/the Secretary

Address:	10 Upper Bank Street London E14 5JJ

Fax No:	020 7600 5555

Attention:	Company secretaries (with a copy to Matthew Layton)

SIGNED as a DEED by GRAPEDRIVE LIMITED acting by:

a Director and

a Director/the Secretary

Address:	10 Upper Bank Street London E14 5JJ

Fax No:	020 7600 5555

Attention:	Company secretaries (with a copy to Matthew Layton)

The Original Intercompany Borrower

SIGNED as a DEED by GRAPEDRIVE LIMITED acting by:

a Director and

a Director/the Secretary

Address:	10 Upper Bank Street London E14 5JJ

Fax No:	020 7600 5555

Attention:	Company secretaries (with a copy to Matthew Layton)

SIGNED as a DEED by GRAPECLOSE LIMITED acting by:

a Director and

a Director/the Secretary

Address:	10 Upper Bank Street London E14 5JJ

Fax No:	020 7600 5555

Attention:	Company secretaries (with a copy to Matthew Layton)

SIGNATURES

The Company

SIGNED as a DEED by INMARSAT GROUP HOLDINGS LIMITED acting by:

a Director and		RAMIN KHADEM

a Director/the Secretary		ALISON HORROCKS

Address:	99 City Road London EC1Y 1AX

Fax No:	020 7600 5555

Attention:	Company secretaries (with a copy to Matthew Layton)

The Senior Agent in its capacity as Senior Agent and for and on behalf of each other Senior Finance Party

SIGNED by Simon Deaves for and on behalf of BARCLAYS BANK PLC :		SIMON DEAVES

Address:	5 North Colonnade Canary Wharf London E14 5BB

Fax No:	020 7773 4893

Attention:	Frank Rogers

6

The High Yield Notes Trustee

SIGNED as a DEED by THE BANK OF NEW YORK
by Daniel Wynne and Alison Mitchell being persons
who, in accordance with the laws of the State of New
York, are acting under the authority of THE BANK
OF NEW YORK:

DANIEL WYNNE and ALISON MITCHELL

Address:	The Bank of New York One Canada Square London, E14 5AL United Kingdom

Fax No:	+44 20 7964 6399

Attention:	Corporate Trust Administration

The High Yield Notes Issuer

SIGNED as a DEED by INMARSAT FINANCE PLC acting by:

a Director and		RAMIN KHADEM

a Director/the Secretary		ALISON HORROCKS

Address:	99 City Road London EC1Y 1AX

Fax No:	020 7600 5555

Attention:	Company secretaries (with a copy to Matthew Layton)

7